UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Encore Wire Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1329 Millwood Road
McKinney, Texas 75069
Notice of 2024 Annual Meeting
of Stockholders to be held on May 7, 2024
2024 PROXY STATEMENT

NOTICE OF 2024
ANNUAL MEETING OF STOCKHOLDERS
Date and Time Tuesday, May 7, 2024 9:00 a.m., Central time	Place Virtual meeting format only, via webcast, at www.virtualshareholdermeeting.com/WIRE2024

Purpose
1.
To elect a Board of Directors for the ensuing year;

2.
To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers;

3.
To approve an Amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to reflect Delaware law provisions regarding officer exculpation;

4.
To approve an Amendment to the Company’s 2020 Long Term Incentive Plan (the “2020 Plan”) to increase the number of shares available under the 2020 Plan;

5.
To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2024; and

6.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote Only stockholders of record at the close of business on March 13, 2024 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

How Can You Vote
You can attend the meeting online, submit questions and vote shares electronically during the annual meeting by visiting www.virtualshareholdermeeting.com/WIRE2024 at the time of the meeting. Online check-in will begin at 8:45 a.m., Central time, and you should allow approximately 15 minutes for the online check-in procedure. Please have the control number on your proxy card available for check-in. Prior to the date of the annual meeting, you will be able to vote at www.proxyvote.com, and the proxy materials will be available at that site. You may also vote prior to the date of the meeting by telephone by calling 1-800-690-6903. Please consult your proxy card for additional information regarding these alternative methods. Questions submitted during the meeting will be subject to standard screening criteria such as relevancy, tone and elimination of redundancy. The Company will plan to post appropriate questions received during the meeting and the Company’s answers to those questions on its website.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Company’s 2023 Annual Report, containing a record of the Company’s activities and financial statements for the year ended December 31, 2023, is also enclosed.
Dated: March 28, 2024

By Order of the Board of Directors
BRET J. ECKERT
Secretary

YOUR VOTE IS IMPORTANT.
THE ENCLOSED PROXY ALLOWS YOU TO VOTE BY INTERNET BEFORE THE MEETING, VOTE BY INTERNET AT THE MEETING, VOTE BY PHONE OR VOTE BY MAIL. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 7, 2024
GENERAL
The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore Wire” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and for the purposes set forth in the foregoing notice. The meeting will be held completely virtually. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 28, 2024.
The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.
Proxies
Shares entitled to vote and provided either via the Internet or by telephone or represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in accordance with the recommendations of the Board of Directors on the other proposals listed on the proxy card and at the proxies’ discretion on any other matter that may properly come before the meeting. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting online at the meeting. Authorizing your proxy will not limit your right to participate in the virtual annual meeting and vote your shares online. Participating in the virtual annual meeting does not revoke your proxy unless you also vote online at the annual meeting.
Attending the Annual Meeting
We will be hosting the annual meeting live via the Internet. You will not be able to attend the annual meeting in person. The annual meeting will only be held virtually at www.virtualshareholdermeeting.com/WIRE2024. Stockholders of record as of the close of business on March 13, 2024, the record date, or their legal proxy holders, are entitled to attend the annual meeting. To be admitted to the annual meeting via the Internet, you must log-in using the 16-digit control number found on your proxy card or Voter Instruction Form. The annual meeting will begin promptly at 9:00 a.m., Central time, on Tuesday, May 7, 2024. We encourage you to access the annual meeting prior to the start time. Online access will begin at 8:45 a.m., Central time. Instructions on how to connect and participate in the annual meeting are posted at www.virtualshareholdermeeting.com/WIRE2024.
Stockholders who access the annual meeting via the Internet will have comparable rights and opportunities to participate as they would have at an in-person meeting. Stockholders may submit questions while connected to the annual meeting on the Internet. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/WIRE2024, typing the question into the “Ask a Question” field and clicking “Submit”. Additional information regarding the ability of stockholders to ask questions during the annual meeting will be set forth in the annual meeting’s Rules of Conduct, which will be made available within the virtual annual meeting platform.

If stockholders encounter any difficulties accessing the annual meeting webcast during the check-in or meeting time, there will be a technical support number posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:45 a.m., Central time, on May 7, 2024 through the conclusion of the annual meeting. The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari), and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong Internet connection if they plan to attend and/or participate in the annual meeting. Stockholders should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the annual meeting.
Voting Procedures and Tabulation
The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable, with respect to the other proposals listed on the proxy card and any other matter that may properly come before the meeting.
Quorum and Voting Requirements
A majority of shares of the outstanding common stock, par value $0.01 per share (“Common Stock”), present in person or by proxy, is necessary to constitute a quorum. Abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. Broker non-votes only count towards quorum if at least one proposal on the proxy is considered a routine matter under New York Stock Exchange (“NYSE”) Rule 452. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner. Under NYSE Rule 452, brokers have the authority to vote such shares on routine matters, but not on non-routine matters. Routine matters include the proposal to ratify the appointment of the auditors, but do not include the election of directors, the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers, the approval of the Amendment to the Company’s Certificate of Incorporation, or approval of the Amendment to the Company’s 2020 Plan.
The only voting security of the Company outstanding is its Common Stock. Only the holders of record of shares of Common Stock at the close of business on March 13, 2024, the record date for the meeting, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. On the record date, there were 15,783,916 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote.
Election of Directors.   Directors are elected by a plurality of the votes of the shares of Common Stock present virtually or represented by proxy at the meeting and entitled to vote on the election of directors, subject to the Company’s Majority Voting Policy described in further detail below. This means that the six nominees receiving the highest number of votes cast for the number of positions to be filled will be elected, subject to the Company’s Majority Voting Policy. Cumulative voting is not permitted. New York Stock Exchange Rule 452 prohibits brokers from casting discretionary votes in any election of directors. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present.
Majority Voting Policy.   In February 2013, the Board adopted the Company’s Majority Voting Policy, pursuant to which a director nominee that is not elected by a majority of the votes cast in an uncontested election must tender such director’s resignation promptly following the failure to receive the required vote. This means that the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee. Abstentions and broker non-votes are not counted as votes “for” or

“withheld” from a director nominee. Following a director’s resignation under the policy, the Nominating and Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In contested elections, the required vote is a plurality of votes cast.
Non-Binding Approval of Say on Pay.   The advisory vote on the proposal to approve the compensation of the Company’s named executive officers, commonly known as “say on pay,” is non-binding. The affirmative vote of a majority of the holders of shares of Common Stock having voting power present virtually or represented by proxy is required for the non-binding approval of the say on pay proposal. Abstentions will have the effect of votes against the say on pay proposal, but broker non-votes and other limited proxies will have no effect on the say on pay proposal.
Approval of Amendment to the Certificate of Incorporation.   The affirmative vote of a majority of the holders of shares of outstanding Common Stock is required for approval of the Amendment to the Certificate of Incorporation Proposal. Approval of the Amendment to the Certificate of Incorporation is a non-routine matter upon which brokers do not have authority to cast discretionary votes. Therefore, an abstention with respect to such proposal and a broker non-vote or other limited proxy will effectively count as a vote against the proposal. Additionally, a broker non-vote or other limited proxy as to approval of the Amendment to the Certificate of Incorporation will not be counted towards a meeting quorum.
Approval of Amendment to the 2020 Plan.   The proposal to approve the Amendment to the 2020 Plan must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present virtually or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Approval of the Amendment to the 2020 Plan is a non-routine matter upon which brokers do not have authority to cast discretionary votes. Therefore, a broker non-vote or other limited proxy will not be considered a part of the voting power with respect to such proposal. This has the effect of reducing the number of stockholder votes required to approve the Amendment to the 2020 Plan. Additionally, a broker non-vote or other limited proxy as to approval of the Amendment to the 2020 Plan will not be counted towards a meeting quorum.
Ratification of Appointment of Independent Auditors.   The proposal to ratify the appointment of auditors must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present virtually or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Ratification of the appointment of the Company’s independent auditors is a routine matter to which a broker has authority to cast discretionary votes if the broker has not received voting instructions from the beneficial owner of such shares at least ten days before the annual meeting. Broker discretionary votes as to the proposal to ratify the appointment of independent auditors will be counted towards a meeting quorum and will be considered a part of the voting power with respect to such proposal.

PROPOSAL ONE — ELECTION OF DIRECTORS
The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of five directors, with such number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed at six the number of directors that will constitute the full Board of Directors. Therefore, six directors will be elected at the annual meeting.
All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
The nominees to serve as directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees, including the ages of the nominees as of the date of the annual meeting of stockholders and their business experience. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of the Company from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Daniel L. Jones
Age 60, Director since May 1992 and Chairman since November 2014.
Mr. Jones has held the office of President and Chief Executive Officer of the Company since February 2006. He performed the duties of the Chief Executive Officer in an interim capacity from May 2005 to February 2006. From May 1998 until February 2006, Mr. Jones was President and Chief Operating Officer of the Company. He previously held the positions of Chief Operating Officer from October 1997 until May 1998, Executive Vice President from May 1997 to October 1997, Vice President-Sales and Marketing from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989. Mr. Jones currently serves as a director of Baylor Scott & White Medical Center — McKinney. Mr. Jones was selected as a nominee to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations, supply sources and markets, his extensive knowledge of the building wire industry and his past and present positions with the Company.

Gina A. Norris
Age 65, Director since May 2020.
Ms. Norris has been Senior Vice President, Partner Relations at Matthews Southwest, a private real estate development company, since 2013. Ms. Norris was elected to the board of the Company in May 2020, where she chairs the Audit and Sustainability Committees and serves as a member of the Nominating & Corporate Governance and Compensation Committees. Ms. Norris also serves as an independent director of Valhi, Inc. (NYSE: VHI) and CompX International, Inc. (NYSE American: CIX) and as a director of the State Fair of Texas, a private nonprofit, where she served as Board Chair from 2019 to 2022. From 2010 to 2012, Ms. Norris was president of Stratford Lending, an affiliate of Stratford Land, a private real estate investment fund based in Dallas, Texas. From 2000 to 2010, Ms. Norris served as Managing Director at Crow Holdings, a private investment company, where she was responsible for a portfolio of investments in real estate, industrial manufacturing and real estate-based operating businesses in the U.S. and Europe. Ms. Norris started her career in 1982, spending eighteen years in corporate banking at First Chicago and Bank One. Ms. Norris was selected as nominee to serve as a director of the Company due to her board experience in the fields of banking, industrial manufacturing and real estate. Ms. Norris earned an M.B.A. degree at the University of Texas at Austin and a Bachelor of Business degree at Western Illinois University. Ms. Norris is a CFA charterholder and brings to the Board her qualifications as an audit committee financial expert as well as expertise in assisting portfolio companies in value enhancement, stakeholder alignment and strategic planning.

William R. Thomas
Age 52, Director since May 2007.
Mr. Thomas is a private investor who invests in, and provides leadership for, organizations that create financial return, social impact or both. He also serves as a director of Capital Southwest Corporation, a credit-focused business development company that is an active capital provider to middle market companies. Mr. Thomas served at Capital Southwest as Vice President from July 2010 to September 2012, Assistant Vice President from July 2008 to July 2010, and Investment associate from July 2006 until July 2008. During this time, Mr. Thomas made, enhanced and monetized investments in stand-alone private companies and add-on opportunities, served on the boards of eleven private companies, and oversaw valuation and regulatory compliance. From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, he served as a consultant to private equity clients at Investor Group Services. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot in multiple aircraft and a leader in areas of training, safety, acquisitions and logistics operations, achieving the rank of Major. He has served as President of the Thomas Heritage Foundation, a nonprofit grant-making corporation, since 2008. Mr. Thomas has been recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Mr. Thomas was selected as nominee to serve as a director of the Company due to his experience serving on the boards of eleven privately-held companies, one publicly-traded company and three nonprofit entities in various positions including treasurer, chairman, compliance officer, compensation committee chair and nominating and governance committee chair. Mr. Thomas brings to the Board his expertise in assisting portfolio companies in acquisition analysis, new product development planning and strategic planning. Mr. Thomas chairs the Nominating & Corporate Governance Committee and serves as a member of the Compensation and Sustainability Committees.

W. Kelvin Walker
Age 61, Director since August 2022.
W. Kelvin Walker has served as a member of our board of directors since August 2022, and is a member of the Audit, Compensation, Sustainability and Nominating & Corporate Governance Committees. Mr. Walker has served since March 2019 as Chief Executive Officer of the Dallas Citizens Council, a non-profit organization made up of over 150 chief executive officers and other top business leaders in North Texas that focuses on advancing public policy issues impacting the Dallas area. Prior to joining the Dallas Citizens Council, Mr. Walker served as a Managing Director of RLJ Equity Partners LLC, a private equity fund, from July 2015 to March 2019. Prior to that, he was a Managing Partner of 21st Century Group, LLC, a private equity firm, from January 1999 to June 2015. Mr. Walker currently serves on the board of directors of Oncor Electric Delivery Company LLC, an electricity transmission and distribution company, Reflekt Me, an online retail personalization and engagement technology company, as well as various non-profit organizations. Mr. Walker received his B.A. in Banking and Finance from Morehouse College and a MBA in Finance and Marketing from the Kellogg School of Management, Northwestern University. Mr. Walker brings to the Board his experience in finance, acquisition analysis and strategic planning.

Scott D. Weaver
Age 65, Director since May 2002.
Mr. Weaver served as a director of Western Refining, Inc., a public refining and marketing company located in El Paso, Texas from 2005 until it was sold in June 2017. Mr. Weaver served as Vice President of Western Refining from December 2007 until December 2016. From August 2009 to January 2010, Mr. Weaver served as interim Treasurer of Western Refining. From August 2005 to December 2007, Mr. Weaver served as Chief Administrative Officer of Western Refining and from June 2000 to August 2005, Mr. Weaver served as Chief Financial Officer of Western Refining. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of Encore Wire. Mr. Weaver also served on the board of managers of Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, L.P., a publicly-traded master limited partnership with logistics operations in the oil and gas industry until June 2017, and he served on the board of managers of Northern Tier Energy GP LLC from 2013 until 2016. Mr. Weaver earned a B.B.A. from Baylor University in 1980. Mr. Weaver was selected as a nominee to serve as a director of the Company due to his valuable knowledge of the building wire industry and familiarity with the Company gained while serving as an officer of the Company and his extensive knowledge of finance and public accounting. Mr. Weaver serves as a member of the Audit, Compensation, Sustainability and Nominating & Corporate Governance Committees.

John H. Wilson
Age 81, Director from 1989 until May 1993 and since May 1994 and Lead Independent Director since November 2014.
Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983. Mr. Wilson was formerly a director of Capital Southwest Corporation. Mr. Wilson was selected as a nominee to serve as a director of the Company due to his extensive experience over 45 years serving as either an executive or an investor in numerous companies in industries ranging from banking, insurance, manufacturing, communications, health and transportation. Mr. Wilson chairs the Compensation Committee and serves as a member of the Audit, Sustainability and Nominating & Corporate Governance Committees.

There are no family relationships between any of the nominees or between any of the nominees and any director or executive officer of the Company. Mr. Wilson was originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Corporate Governance Overview
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. Our corporate governance framework includes the following:

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Annual election of directors

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Five of our six director nominees are independent, one is female, one is diverse, and one is a veteran

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Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Sustainability Committee

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Code of Business Conduct and Ethics

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Policy for Confidential Submission of Complaints or Concerns

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Frequent executive sessions of independent members of the Board and Committees

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Supplier Code of Conduct

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Global Human and Labor Rights Policy

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Lead Independent Director

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Director election subject to a Majority Voting Policy

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Regular Board self-evaluations

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Annual ESG Report

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Board and Committee review of strategic, operational and compliance risks

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Director and Executive Officer Stock Ownership Guidelines

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Pay for Performance alignment

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Coordinated investor outreach

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No poison pill

Board Independence
The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market (“NASDAQ”):
Gina A. Norris
William R. Thomas
W. Kelvin Walker
Scott D. Weaver
John H. Wilson
The Board has determined that each of the current members of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Sustainability Committee of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ. In assessing the director independence standards, the Board considered that Scott Weaver was employed by the Company from 1993 until June 2000. The Board concluded, based on all the facts and circumstances, that this past relationship with the Company does not affect Mr. Weaver’s independence as a director under NASDAQ’s independence definition.
Board Structure and Committee Composition
As of the date of this proxy statement, the Board has six directors and the following four committees: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Sustainability Committee. The membership and function of each committee is described below. The Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Sustainability Committee each operate under a written charter adopted by the Board of Directors. A current copy of each charter is available under the “Investors” section of the Company’s website at www.encorewire.com.

During the Company’s calendar year ended December 31, 2023, the Board of Directors held a total of eight meetings. Each director attended all eight meetings. Each director attended at least 75% of the number of board meetings and meetings held by all committees on which such director served. Directors are encouraged to attend annual meetings of the stockholders of the Company. All of the Company’s directors virtually attended the 2023 annual meeting of the stockholders of the Company.
Board Leadership Structure
The Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. This flexibility allows the Board to determine whether the two roles should be combined or separated based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles. In November 2014, the Board of Directors unanimously elected Daniel L. Jones, the current Chief Executive Officer of the Company, as Chairman of the Board. In connection with this appointment, the Board of Directors created the position of Lead Independent Director of the Board and appointed John H. Wilson to such position, effective as of the same date. The appointment of a Lead Independent Director ensures that the Company benefits from effective oversight of the independent directors of the Board and promotes communication between management and the Board about issues such as management development, executive compensation and Company performance. The Board recognizes that no single leadership model is right for all companies at all times and that, depending on the circumstances, other leadership models, such as separating the Chairman and Chief Executive Officer roles, might be appropriate. Accordingly, the Board expects to periodically review its leadership structure.
The Board believes that its current Board leadership structure is appropriate for the Company, because it gives the Company’s stockholders the benefit of Board leadership by Mr. Jones, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, promotes strategy development and execution and facilitates information flow between management and the Board of Directors, which are essential to effective governance. The Board continually evaluates the Company’s leadership structure and could in the future decide to separate the Chairman and Chief Executive Officer positions, if it understands that doing so would serve the best interests of the Company and the Company’s stockholders.
Lead Independent Director
John H. Wilson was elected by the independent members of the Board to serve as the Lead Independent Director in November 2014. The Board adopted a Lead Independent Director Charter that sets forth the powers and responsibilities of the Lead Independent Director. The Lead Independent Director position responsibilities currently include presiding at all meetings of the Board at which the Chairman is not present; serving as the principal liaison between the Chairman and the independent members of the Board; approving all information sent to the Board; approving meeting agendas for the Board; approving the frequency of Board meetings and Board meeting schedules; calling meetings of the independent members of the Board when necessary; being available for consultation and direct communication with major stockholders upon request; overseeing the development, recommendation and implementation of a process for the assessment of the effectiveness of the Board, each committee and the Board members; and such other responsibilities as the Board delegates. In performing these responsibilities, the Lead Independent Director is expected to consult with the chairpersons of other Board committees as appropriate and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board committees and their chairpersons.
Risk Oversight
The Board of Directors oversees the Company’s risk management, satisfying itself that the Company’s risk management practices are consistent with its corporate strategy and are functioning appropriately. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management.

The Board conducts certain risk oversight activities through its committees. The Audit Committee oversees the Company’s compliance risk, including reviewing reports of the Company’s compliance with the Sarbanes-Oxley Act. The Nominating and Corporate Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight of the Company’s material risks. The Compensation Committee monitors the compensation policies and practices to prevent potential risk to the Company. The Sustainability Committee sets and monitors initiatives and policies related to sustainability matters and, in connection with such initiatives and policies, coordinates the preparation of an annual ESG report.
The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and conducting succession planning for key leadership positions at the Company. The Board also takes an active role in monitoring cyber security risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. In addition to regular reports from each of the Board’s committees, the Board receives regular reports from the Company’s management on the Company’s material risks and the degree of its exposure to those risks.
Audit Committee
The current members of the Audit Committee are Gina A. Norris (Chair), W. Kelvin Walker, Scott D. Weaver and John H. Wilson, each of whom meets the independence requirements of the applicable NASDAQ and Securities and Exchange Commission (“SEC”) rules. The same individuals served as members of the Audit Committee during 2023. The Audit Committee met four times in 2023. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A current copy of the Audit Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com
The Board has determined that Gina A. Norris, W. Kelvin Walker, Scott D. Weaver and John H. Wilson are the “audit committee financial experts” of the Company, as defined in the rules established by the NASDAQ and the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are William R. Thomas (Chair), John H. Wilson, Scott D. Weaver, Gina A. Norris and W. Kelvin Walker. The same individuals served as members of the Nominating and Corporate Governance Committee during 2023. The Nominating and Corporate Governance Committee met two times in 2023. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review of Board performance, and recommends director nominees to the Board. The Nominating and Corporate Governance Committee has also focused on Board succession and Committee refreshment. To that end, Gina Norris replaced Scott Weaver as the Audit Committee Chair in September 2023. In addition, W. Kelvin Walker is expected to assume the role of Chair of the Nominating and Corporate Governance Committee, and William R. Thomas is expected to assume the role of Chair of the Sustainability Committee, each in May 2024. The Nominating and Corporate Governance Committee also periodically assesses each director’s compliance with the Company’s stock ownership guidelines. A current copy of the Nominating and Corporate Governance Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Compensation Committee
The current members of the Compensation Committee are John H. Wilson (Chair), Scott D. Weaver, William R. Thomas, Gina A. Norris and W. Kelvin Walker. The same individuals served as members of the Compensation Committee during 2023. The Compensation Committee met once in 2023. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also periodically assesses each executive officer’s compliance with the Company’s stock ownership guidelines and supervises and administers all compensation and benefit policies, practices and plans of the Company. The Compensation Committee also administers the 2020 Long Term Incentive Plan, except to the extent the Board elects to administer it. A current copy of the Compensation Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Sustainability Committee
The current members of the Sustainability Committee are Gina A. Norris (Chair), John H. Wilson, William R. Thomas, Scott D. Weaver and W. Kelvin Walker. The same individuals served as members of the Sustainability Committee during 2023. The Sustainability Committee met twice in 2023. The role of the Sustainability Committee is to set the Company’s general strategy relating to sustainability matters, as well as to develop, implement and monitor initiatives and policies at the Company based on such strategy. The Sustainability Committee also oversees communications with investors and other stockholders of the Company with respect to sustainability matters. A current copy of the Sustainability Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Consideration of Director Nominees
Stockholder nominees
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Nominating and Corporate Governance Committee
c/o Corporate Secretary
Encore Wire Corporation
1329 Millwood Road
McKinney, Texas 75069
Director Nominee Skills and Qualifications
The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. Among the qualifications provided by the criteria, nominees must be of the highest ethical character and share the values of the Company. Nominees must have reputations consistent with that of the Company and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Nominees should also be active or former senior executive officers of public or significant private companies or leaders in their industry. Experience in the electrical wire and cable industry is not mandatory but is considered by the Board among the criteria for selection as a nominee. Nominees should also have the demonstrated ability to exercise sound business judgment.
The skills matrix below highlights our director nominees’ key skills and qualifications that are directly relevant to our business, strategy and operations. The Board reviews this matrix and the overall Board composition periodically in order to ensure the appropriate balance of diversity, knowledge and experience.

Skills And Qualifications(1)	Daniel L. Jones	Gina A. Norris	William R. Thomas	W. Kelvin Walker	Scott D. Weaver	John H. Wilson
Building Materials Industry Experience promotes our Board’s ability to establish and direct the execution of our strategy, evaluate opportunities and guide management	X		X		X	X
Senior Leadership Experience enhances our Board’s ability to recognize opportunities and address challenges that management faces in leading our business	X	X	X	X	X	X
Financial Reporting Expertise strengthens the Board’s oversight of our financial statements and internal controls	X	X	X	X	X	X
Risk Assessment / Risk Management Experience strengthens the Board’s oversight of complex risks facing the Company	X	X	X	X	X	X
Public Company Board Experience equips our Board to maintain robust governance and board practices designed to put owners first	X	X	X		X	X

(1)
The lack of an “X” for a particular item does not mean that the director does not possess that qualification, skill or experience, but rather the “X” indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.
Diversity
The Company believes that its current directors bring a diverse set of skills and experience, as well as age, and cultural diversity to the Company that are important to the execution of the Company’s strategic goals. In evaluating the qualifications of individual Board members, the Nominating and Corporate Governance Committee considers many factors, including a general understanding of management, operations, manufacturing, finance, and other disciplines relative to the success of the Company in today’s business environment; understanding of the wire industry; educational and professional background; and personal accomplishment. For more information on our director nominee’s skills and qualifications, refer to the skills matrix under “Corporate Governance and Other Board Matters — Consideration of Director Nominees — Director Nominee Skills and Qualifications.” When considering the overall composition of the Board, the Nominating and Corporate Governance Committee

believes that a Board of Directors, comprised of a diverse group of individual Board members, should represent a wide spectrum of personal experiences, perspectives, talents and areas of expertise at the policy-making levels of significant financial, industrial or commercial enterprises. As such, the Board seeks to add highly qualified female and racially diverse individual Board members. The Board added Gina A. Norris as a director at the 2020 annual meeting of stockholders of the Company. Ms. Norris currently serves as the Chair of the Company’s Audit and Sustainability Committees, and as a member of the Nominating and Corporate Governance Committee and the Compensation Committee. Further, the Board added W. Kelvin Walker as a director in August 2022. Mr. Walker currently serves as a member of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Sustainability Committee. W. Kelvin Walker is expected to assume the role of Chair of the Nominating and Corporate Governance Committee in May 2024. The Board’s continued objective is to recommend a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives.
Board Diversity Matrix
The following matrix is provided in accordance with applicable NASDAQ listing requirements:
Board Diversity Matrix as of March 28, 2024
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
The Nominating and Corporate Governance Committee considers diversity in the broadest context, including race, national origin, gender and sexuality, individuals with disabilities, veteran status, as well as diversity of professional experience, employment history, and experience on other boards of directors and as management of other companies. In this regard we note that William R. Thomas, a nominee for director, is a veteran of the U.S. Air Force.
Stockholder Communications with the Board
The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board of Directors c/o Corporate Secretary, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Report of the Audit Committee
To the Stockholders of Encore Wire Corporation:
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors.
Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls and the preparation of the Company’s financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors of the Company. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s annual report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.
The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with management during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. The Audit Committee held four meetings during 2023.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.
AUDIT COMMITTEE
Gina A. Norris, Chair
W. Kelvin Walker
Scott D. Weaver
John H. Wilson
The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”).
Code of Business Conduct and Ethics
In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investors” section of the Company’s website at www.encorewire.com and is incorporated herein by reference.
Environmental, Social and Governance
In connection with the Company’s commitment to operating all aspects of its business with integrity, contributing to our local community in a variety of ways, promoting a culture of diversity and inclusion, and using our natural resources thoughtfully and responsibly, the Board of Directors established the Sustainability Committee in 2021 to assist the Board in its oversight of environmental and social strategy, risks, and risk mitigation.
Sustainability remains a vital part of Encore Wire’s rich history and long-term commitment to our community. Our corporate culture, which is grounded in efficiency, rigorous cost management and unparalleled customer service, has provided us the opportunity to grow into a leader in our industry. Our environmental initiatives over the past decade, from our copper scrap program to zero waste initiatives to sustainable water management, have allowed us to produce and deliver our innovative products at a lower cost to our customers. These results and our experience have demonstrated that responsible corporate citizenship and sustainable performance are fundamental to the future health of our Company.
In March 2024, the Company’s 2023 Environmental, Social, and Governance (ESG) Report will be published. This comprehensive report outlines the Company’s approach to integrating ESG management into our corporate strategy and highlights our sustainability achievements to date. The strategies detailed in the 2023 ESG Report have formalized our commitment to sustainability. We look forward to continuing to improve our position as a sustainable and responsible company in our industry.
All current and future information on our policies, social impact and environmental programs, as well as a copy of our 2023 ESG Report, will be available under the “Sustainability” section of the Company’s website at www.encorewire.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS
The following table sets forth, as of March 13, 2024, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and named executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.
NAME	Common Stock Beneficially Owned(1)
	Number of Shares	Percent of Class
Directors and Nominees for Director
Daniel L. Jones	863,511(2)	5.36%
Gina A. Norris	4,850	*
William R. Thomas	12,350	*
W. Kelvin Walker	2,100	*
Scott D. Weaver	27,850	*
John H. Wilson	12,850	*
Named Executive Officers (excluding directors and nominees named above)
Bret J. Eckert	246,667(3)	1.55%
All Directors and Named Executive Officers as a group (7 persons)	1,170,178	7.20%
Beneficial Owners of More than 5% (excluding persons named above)
BlackRock Inc. 50 Hudson Yards New York, NY 10001	2,700,890(4)	17.11%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,710,312(5)	10.84%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,319,844(6)	8.36%

*
Less than one percent.

(1)
Except as otherwise indicated or with respect to restricted stock units (which are hypothetical awards of Common Stock that do not entitle the holder to any rights as a stockholder until such awards are settled in Common Stock), each stockholder named in the table has sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by such stockholder.

(2)
Includes 125,000 shares of Common Stock underlying stock options that are exercisable within 60 days, 191,667 restricted stock units that do not carry voting rights that vest over the next one to three years, 5,781 shares held in Mr. Jones’s account under the Company’s 401(k) Plan, 10,125 shares of Common Stock owned by Mr. Jones’s spouse and 337 shares owned by Mr. Jones’s son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse and his son.

(3)
Includes 141,667 restricted stock units that do not carry voting rights that vest over the next one to three years.

(4)
As reported in Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 22, 2024 with the SEC.

BlackRock has sole power to vote or to direct the vote of 2,610,898 shares of common stock, shared voting power with respect to none of the shares of common stock, sole power to dispose or to direct the disposition of 2,700,890 shares of common stock and shared dispositive voting power with respect to none of the shares of common stock.
(5)
As reported in Amendment No. 11 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 13, 2024 with the SEC. Vanguard Group holds sole voting power with respect to none of such shares, shared voting power with respect to 10,680 shares of common stock, sole power to dispose or to direct the disposition of 1,682,306 shares of common stock and shared dispositive power of 28,006 shares of common stock.

(6)
As reported in Amendment No. 12 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2024 with the SEC. Dimensional has sole power to vote or to direct the vote of 1,303,165 shares of common stock , shared voting power with respect to none of the shares of common stock, sole power to dispose or to direct the disposition of 1,319,844 shares of common stock and shared dispositive power with respect to none of the shares of common stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities owned by the Funds and may be deemed to be the beneficial owner of such shares. However, all shares reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

EXECUTIVE COMPENSATION
Letter From The Compensation Committee
As members of the Compensation Committee, we have designed an executive compensation program that encourages sustained long-term value creation while aligning the interests of our officers with those of our shareholders. The goals of our program are to: (i) reward outperformance; (ii) prioritize long-term, share-based incentives; and (iii) attract and retain talent.
Addressing the 2023 Say-on-Pay Vote
At the 2023 Annual Meeting, the Company received 69.93% shareholder support for approval, on an advisory basis, of compensation paid to the Company’s named executive officers. Historically, the Company has enjoyed broad support for its executive compensation program, including in 2022, when it received more than 94% support from shareholders.
As the Company considers Say-On-Pay to be the most important feedback regarding its executive compensation program, the Compensation Committee was disappointed with the level of shareholder support in 2023. In response, the Company, under the guidance of the Compensation Committee, undertook comprehensive and broad efforts to solicit feedback from stakeholders and to address their concerns in 2024.
These efforts have culminated in the evolution of a Stewardship Engagement Platform, whose purpose is to nurture an open line of communication with institutional stewardship teams and proxy advisory firms. Throughout the course of our efforts in 2023, the Company was able to engage with greater than 90% of its shareholders via meetings, written correspondence, and proxy solicitation.
Feedback received from shareholders expressed broad support for the alignment of quantum of named executive compensation with the Company’s performance. However, several shareholders expressed concerns regarding the size and opaqueness of the peer group utilized, the lack of performance-based components in long-term variable compensation, and the absence of a claw-back provision. Several shareholders also requested a maximum payout as a multiple of base salary for annual cash incentives to help establish additional line-of-sight into short-term variable compensation.
Actions Taken
Based on the feedback received during these engagements, the Compensation Committee took several actions in 2023:
•
The peer group has been reduced from 94 to 15 companies;

•
The annual cash incentive is capped at 7.5x base salary and determined as follows:

•
50% based on individual named executive officer performance; and

•
50% based on Company performance when compared to the Company’s peer group and the broader market

•
Annual cash incentive requires calendar year-over-year Tangible Book Value per Share growth; OR

•
Annual cash incentive is capped at 50% of the annual cash incentive for the previous year

•
50% of the annual equity-based incentive is in the form of performance-based restricted stock units (“PRSUs”), which, in addition to time vesting in three substantially equal annual installments (each, a “tranche”), will vest based on share performance requirements;

•
At each vesting date, based on the most recent calendar year, PRSUs will require calendar year-over-year Tangible Book Value per Share growth; AND

•
Company Total Shareholder Return (“TSR”) over the prior three calendar years must be positive; OR

•
50% of PRSUs will vest for that tranche

•
At each PRSU tranche, Company TSR will be compared to the Russell 2000 Index (“RUT”):

•
IF Company TSR underperforms or equals RUT TSR, between 50% and 100% of the tranche will vest based on a sliding scale.

•
IF Company TSR performance exceeds RUT TSR, between 100% and 150% of the tranche will vest based on a sliding scale.

Moving Forward
The Company has enjoyed an unprecedented level of success and growth over recent years. This past year has presented an opportunity for the Compensation Committee to further assess how to appropriately balance the encouragement of sustained long-term value creation while rewarding short-term outperformance.
We believe that the actions taken in 2024 will help to address the concerns solicited through our Stewardship Engagement Platform in 2023, while increasing the alignment of the long-term interests of our named executive officers with those of our shareholders. We appreciate and encourage the feedback of all stakeholders in Encore Wire and look forward to further engagement in 2024.
As such, in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the following Compensation Discussion & Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in this proxy statement.
John H. Wilson (Chair)
Scott D. Weaver
William R. Thomas
Gina A. Norris
W. Kelvin Walker
Compensation Discussion & Analysis
Compensation Overview
Our compensation programs are designed to both attract and retain top-level executive talent and align the long-term and short-term interests of our executives with those of our shareholders. We recognize and reward our named executive officers through compensation arrangements focused on the Company’s outperformance, and we ensure a strong alignment of interests with our shareholders by including a significant amount of long-term equity-based compensation in the overall mix of pay.
Our pay mix includes a fixed base salary, an annual cash incentive, and annual equity-based incentives. Beginning in 2024, annual equity-based incentives granted to our named executive officers will include a mix of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”).
This Compensation Discussion and Analysis section addresses the following topics: (i) the members and role of the Company’s Compensation Committee; (ii) our compensation philosophy; (iii) shareholder engagement; (iv) the compensation-setting process; (v) the components of our executive compensation program; and (vi) our decisions for compensation awarded to, earned by, or paid to, the Company’s named executive officers in 2023.

The Board of Directors has determined that Daniel L. Jones, Chairman, President and Chief Executive Officer of the Company, and Bret J. Eckert, Executive Vice President and Chief Financial Officer of the Company, were the Company’s only named executive officers for the year ended December 31, 2023. Throughout this proxy statement, Mr. Jones and Mr. Eckert are referred to as the “named executive officers” or “NEOs”. In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee.
The Compensation Committee
Committee Members and Independence
John H. Wilson (Chair), Scott D. Weaver, William R. Thomas, Gina A. Norris and W. Kelvin Walker are the current members of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NASDAQ listing standards.
Role of the Compensation Committee
The Compensation Committee administers the compensation program for the named executive officers and certain key employees of the Company and makes all related decisions. The Compensation Committee also oversees the Company’s compensation and benefit policies, practices, and plans of the Company, including administering the 2020 Long Term Incentive Plan. The Compensation Committee ensures that the total compensation paid to the named executive officers is fair, reasonable, and competitive. The Compensation Committee did not retain compensation advisors with respect to compensation earned during 2023, nor has it done so in the past. The Compensation Committee operates under a written charter adopted by the Board. The charter is available under the “Investors” section of the Company’s website at www.encorewire.com. The fundamental responsibilities of the Compensation Committee are:
•
To review, at least annually, the goals and objectives and the structure of the Company’s plans for officer compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement and health insurance plans);

•
To evaluate annually the performance of the Chief Executive Officer and Chief Financial Officer in light of the goals and objectives of the Company’s compensation plans, and to determine their compensation levels based on this evaluation;

•
To review annually and determine the compensation level of all officers and certain key employees of the Company, in light of the goals and objectives of the Company’s compensation plans;

•
In consultation with the Chief Executive Officer, to oversee the annual evaluation of management of the Company, including other officers and key employees of the Company; and

•
To review, recommend to the Board, and administer all equity-based compensation plans.

Committee Meetings
The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held one meeting during 2023, although executive officer performance and contributions are discussed throughout the year during the executive session of quarterly board meetings. We typically meet briefly with the Chief Executive Officer and the Chief Financial Officer and then meet in executive session for the balance of the meeting without management.
We meet in executive session each year to evaluate the performance of the named executive officers and certain key employees of the Company, to determine their incentive bonuses for the current year, to set their base salaries for the next calendar year, and to consider and approve any grants of long-term equity and/or equity-based incentive compensation.

Although many compensation decisions are made in the fourth quarter, our compensation planning process continues throughout the year. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance, and consideration of the business environment are year-round processes as noted above.
Executive management plays a significant role in the compensation-setting process. The most notable aspects of executive management’s role are:
•
Evaluating employee performance; and

•
Recommending salary levels, bonus awards, long-term deferred cash awards, and equity-based incentive awards for employees.

The Chief Executive Officer and Chief Financial Officer also participate in Compensation Committee meetings at the Committee’s request to provide:
•
Background information regarding the Company’s strategic objectives;

•
Detailed background information regarding the accomplishments of the Company;

•
Their evaluation of the performance of the other officers and key employees; and

•
Compensation recommendations regarding other officers and employees.

Compensation Philosophy
The core objective of our compensation program is to align the interests of our named executive officers with those of our shareholders by encouraging outperformance and sustainable long-term value creation. This core objective is revisited each year by the Compensation Committee and supplemented as needed following a period of shareholder engagement and feedback.
As such, the goals of our program in 2023 were to: (1) reward outperformance; (2) prioritize long-term value creation; and (3) attract and retain talent.
Reward Outperformance
The Compensation Committee firmly believes that overall pay should be linked to performance, and several factors underscore that philosophy.
Overall compensation for named executive officers is intended to be largely “at-risk”. Base salaries are intended to provide named executive officers with a stable, fixed amount of income for their day-to-day job performance. Ideally, base salaries are also intended to represent a modest segment of overall compensation. However, base salary is the only component of compensation that is “fixed”, or guaranteed, by the Company. Annual cash and equity-based incentive programs allow for the award of additional compensation to named executive officers but are in no way guaranteed and are considered to be “variable”, or at-risk. Depending on the performance of the Company, variable compensation components for named executive officers may vary widely from year-to-year.
This high degree of variability allows the Compensation Committee to reward the named executive officers for outperformance when appropriate. Performance is evaluated at both the Company and individual level. At the Company level, the Compensation Committee considers quantitative factors when compared to the Company’s peer group and broader market index (as further discussed below), including per-share financial metrics and total shareholder return. The Compensation Committee also considers multiple qualitative factors, including shareholder capital return and operational metrics specific to the Company. When considering the Company’s operational performance, the Compensation Committee seeks to reward progress that should positively affect future shareholder value creation. This progress may include shareholder capital return in the form of share repurchases, which improves per-share valuation metrics and reduces shares outstanding, or well-planned and executed capital expenditures, which the Company seeks to deploy in a measured way to reduce costs, improve efficiencies, expand capacity, and widen its customer service moat.
At the individual level, the Compensation Committee considers each named executive officer’s contribution to the Company’s profitability and performance based on his specific duties and responsibilities. The Compensation Committee believes that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation should be higher for individuals with greater responsibility and greater ability to influence the Company’s results and strategic initiatives. As position and responsibility increases, a greater portion of the named executive officer’s total compensation should be at risk.
The Compensation Committee evaluates the performance of the Company’s named executive officer team against those of its peer group. Therefore, the Compensation Committee believes that overall named executive officer pay should be compared to overall named executive officer pay at peer group companies.
Prioritize Long-Term Value Creation
Compensation methods should focus named executive officers on achieving strong annual performance in a manner that supports and encourages the Company’s long-term success and profitability. Therefore, the Compensation Committee seeks to award variable compensation that is heavily weighted towards long-term equity-based incentives. We believe that equity or equity-based incentive compensation awards issued under the 2020 Long Term Incentive Plan, or previously issued under the 2010 Stock Option Plan, create long-term incentives that align the interests of management with the interests of our shareholders. Further, the Company’s stock ownership guidelines encourage our named executive officers to focus on the long-term interests of the Company’s shareholders.
Following consultation with shareholders as part of the Company’s Stewardship Engagement Platform in 2023, the Compensation Committee has added performance-based vesting requirements to a portion of equity-based incentive awards. The Compensation Committee believes that the addition of these requirements will further increase the alignment of the long-term interests of our shareholders with our named executive officers.
Attract and Retain Talent
Finally, we believe the Company’s overall compensation levels must be sufficiently competitive to attract and retain talented leaders. The Compensation Committee believes that compensation should be structured in a way that encourages long-term shareholder value creation and long-tenured leadership within the Company if warranted by individual named executive officer performance. All equity-based incentives awarded under the 2020 Long Term Incentive Plan, including PRSUs, are subject to a three-year vesting period. The Compensation Committee believes that heavily weighting overall compensation to equity-based awards, and vesting those awards equally over a three-year period, helps to further align the interests of shareholders with named executive officers and encourages management to focus on short term performance in a manner that supports and encourages long-term value creation.
Shareholder Engagement
The process for determining named executive officer compensation is reviewed each year and updated as needed by our Compensation Committee following a period of shareholder engagement and feedback. For 2023, this engagement period began in the Spring prior to our 2023 Annual Meeting. Engagement during this period was focused on answering questions and alleviating any concerns related to our Proxy Statement for the 2023 Annual Meeting. Additionally, a member of our Compensation Committee met with our largest shareholders to discuss how we may improve the compensation-setting process for our named executive officers. Throughout the course of our efforts in 2023, the Company was able to engage with greater than 90% of its shareholders via meetings, written correspondence, and proxy solicitation.

Discussion and feedback solicited throughout the course of these engagements were focused on the following areas:
Peer Group
In 2023, the Company utilized a peer group of 94 domestic public companies with market capitalizations ranging from $2 billion to $10 billion as of December 31, 2021 (the “2023 Peer Group”). 2023 Peer Group companies were all from the “capital goods” industry sector, consistent with the Company’s designation.
2023 Peer Group companies had the following median characteristics:
•
Revenue: $2.3 billion;

•
EPS: $2.76; and

•
Market Capitalization: $3.5 billion.

The Company had a candid discussion with shareholders as to the rationale for the utilization of a broad peer group in 2023. The Company competes in an industry consisting primarily of private companies or public companies with divisions or subsidiaries that compete with the Company. Because of the lack of directly comparable compensation information for named executive officers of manufacturers of electrical building wire, the Compensation Committee believed that the utilization of a larger sample size of domestic public companies from the capital goods industry would provide more objective comparable metrics when evaluating operational and financial performance. Because of the size of the 2023 Peer Group, individual company names were not identified in the 2023 Proxy Statement.
Feedback from shareholders indicated that there was no concern regarding the selection process for 2023 Peer Group companies. Several shareholders did express concerns that the 2023 Peer Group was too large. Shareholders also expressed a desire for more transparency by including individual names of peer group companies in the 2024 Proxy Statement.
Based on this feedback, the Compensation Committee has reduced the size of the peer group for 2024 to fifteen companies (the “2024 Peer Group”). The companies in the 2024 Peer Group were curated from a larger list of companies that are either (i) identified as peers in our most recent 10-K filing; (ii) notable suppliers or customers of the Company; or (iii) selected from the 2023 Peer Group based on comparable financial metrics, industry designation, or product offerings.

THE 2024 PEER GROUP INCLUDES THE FOLLOWING COMPANIES:
Apogee Enterprises, Inc.	Freeport McMoRan, Inc.	Patrick Industries, Inc.
Atkore Inc.	Gates Industrial Corporation Plc	Resideo Technologies, Inc.
Barnes Group Inc.	Gibraltar Industries, Inc.	Rush Enterprises, Inc.
Belden Inc.	Griffon Corporation	Sunrun, Inc.
Fluor Corporation	Mueller Industries, Inc.	WESCO International, Inc.
2024 Peer Group companies had the following median characteristics:
•
Revenue: $3.6 billion;

•
EPS: $3.71; and

•
Market Capitalization: $2.9 billion.

The Compensation Committee believes that the 2024 Peer Group represents a comparable list of peers, competitors, and customers who provide electrical components, construction supplies, industrial supplies, and building products in the United States. The Compensation Committee further believes that the size of the 2024 Peer Group is appropriate, given the feedback received by shareholders through the Company’s Stewardship Engagement Platform in 2023.
Increasing Line of Sight into Variable Compensation
Another area of discussion with shareholders throughout the course of the Company’s engagement efforts in 2023 centered around the challenges that the Compensation Committee faces when considering the use of formulaic components for the establishment of variable compensation. As discussed earlier in this CD&A, the Company competes in an industry consisting primarily of private companies or public companies with divisions or subsidiaries that compete with the Company. Therefore, the Company is held to the reporting requirements of a public company while its primary competitors and peers are not.
The Company believes that any form of financial or operational guidance, whether stated publicly as forward-looking or on a look-back basis for the purposes of evaluating executive compensation against internal targets, would place the company at a significant competitive disadvantage and suppress long-term shareholder value creation. The Compensation Committee believes that part of its responsibility to shareholders includes the consideration of these risks at the expense of increased objectivity into its variable compensation setting process for the Company’s named executive officers.
Shareholder feedback regarding this discussion was consistently understanding and supportive of the Company’s position. However, shareholders did request that the company include some language in the 2024 Proxy Statement that allowed shareholders better line of sight into the decision-making process for variable compensation components by including a maximum payout for annual cash incentive as a multiple of base salary. Shareholders also requested a more nuanced discussion of financial performance indicators considered by the Compensation Committee when considering the Company performance component of the long-term variable equity-based compensation, which we review in detail in the Peer Comparison section on Page 27.
Based on this feedback, the Compensation Committee has set a maximum annual cash incentive payout of 7.5x base salary for our named executive officers in 2024. The Committee believes that this level of maximum payout is sufficient to reward our named executive officers for short-term outperformance of the Company’s peer group and the broader market when appropriate, while providing additional line of sight for our shareholders to better evaluate a maximum possible level of variable annual cash compensation. Additionally, annual cash incentives will now require calendar year-over-year Tangible Book Value per Share growth or the named executive officers’ annual cash incentives will be capped at 50% of the annual cash incentive for the previous year.
Adding Performance Components to Variable Compensation
Shareholders also expressed concern that our long-term equity-based compensation program for 2023 did not include any performance-based vesting requirements. In this area, the Compensation Committee faces a similar challenge discussed above regarding Company guidance: the Company believes that disclosing operational or financial targets, even on a look-back basis, would put the Company at a significant competitive disadvantage to its non-public primary competitors and peers. Shareholders were understanding of this position but encouraged the Compensation Committee to include some performance-based vesting requirements for long-term variable compensation components to further encourage sustained long-term shareholder value creation.
Based on the feedback, the Compensation Committee has set a maximum annual cash incentive payout of 50% of the cash incentive payout for the prior calendar year if the Company does not achieve positive year-over-year Tangible Book Value per Share growth. For more detail, please refer to the Annual Cash Incentive section on Page 25.
Additionally, 50% of the annual equity-based incentive, subject to a three-year vesting period, will vest based on share performance requirements in 2024. At each annual vesting date, based on the most recent calendar year, PRSUs will require calendar year-over-year Tangible Book Value per Share growth and TSR over the prior three calendar years must be positive or 50% of PRSUs will vest for that tranche.
At each vesting date, Company TSR will be compared to RUT. If Company TSR underperforms or equals RUT TSR, between 50% and 100% of the tranche will vest based on a sliding scale. If Company TSR performance exceeds RUT TSR, between 100% and 150% of the tranche will vest based on a sliding scale. All unvested PRSUs shall fully vest upon a Change of Control, subject to the Participant’s continued employment with the Company as of the date of the consummation of such Change of Control. The number of PRSUs subject to accelerated vesting upon a Change of Control is determined by applying the criteria discussed in the Annual Equity-Based Incentive section on Page 26 as of the most recent quarter end prior to the Change in Control.
The Compensation Committee believes that the inclusion of these performance-based components into long-term equity-based incentive compensation for 2024 will help to alleviate shareholder concerns and increase the alignment between the interests of our named executive officers and our shareholders, while further encouraging sustained long-term shareholder value creation.
Shareholder Engagement (continued)
Following our 2023 Annual Meeting and throughout the course of the remainder of 2023, our stewardship efforts were focused on updating our largest shareholders and stewardship teams to the changes that the Compensation Committee would be making to our executive compensation program for our 2024 Annual Meeting. Feedback solicited throughout this process was supportive, with our largest shareholders confirming that the changes described above had addressed their concerns regarding the Company’s executive compensation program. Therefore, the Compensation Committee believes that the changes made to the Company’s executive compensation program should adequately address the concerns received from our shareholders in 2023.
The Compensation-Setting Process for Named Executive Officers
Compensation Components
Compensation components for our named executive officers include base salary (fixed cash compensation), an annual cash incentive (short-term variable cash bonus), and annual equity-based incentives (long-term variable RSU and PRSU awards.)
Base Salary
Base salary is fixed cash compensation, subject to annual review and adjusted in response to changes in performance, duties, strategic importance, or competitive salary practices. The payment of a base salary is intended to provide a stable, fixed amount of income to our named executive officers for their day-to-day job performance. Base salaries represent a modest segment of overall compensation. However, the amount of base salary paid to each named executive officer is a determinant of other elements of compensation. The Compensation Committee reviews base salaries annually. Annual salary adjustments are not automatic or guaranteed, but rather based on the Compensation Committee’s evaluation of the performance of each named executive officer, the value of the individual in the position to the Company relative to other positions and their level of experience, as well as current economic conditions.
The Compensation Committee has historically kept base salaries at competitive levels while trying to incentivize our executives with strong annual cash and equity and/or equity-based incentives that allow the executives to have significant upside when the Company performs well. Base salary is largely determined based on comparisons to base salaries of named executive officers at peer group companies, as well as historical base salaries for the Company’s named executive officers.
Annual Cash Incentive
Annual Cash Incentive is a variable cash bonus, subject to annual review and awarded based on performance during the calendar year. Annual cash incentive awards are not guaranteed, may change significantly from prior awards, or not be awarded at all, depending on performance. Therefore, annual cash incentive awards may be highly variable and are considered “At-Risk Compensation”. Annual cash incentives awarded to each named executive officer may not exceed a multiple of 7.5x their appropriate base salary. Additionally, the Compensation Committee has included a new requirement that the Company’s Tangible Book Value per Share must have increased over the prior calendar year or annual cash incentives will be capped at 50% of the annual cash incentive awarded in the prior calendar year.
When considering annual cash incentive payments, the Compensation Committee considers an equal 50% weighting between (a) individual named executive officer performance and contributions to the Company over the most recent calendar year; and (b) Company performance when compared to a peer group and the broader market during the same period.
Annual Equity-Based Incentive
Annual equity-based incentives are variable RSU and PRSU grants, subject to annual review and awarded in January (subject to vesting) based on performance during the prior calendar year. The Company’s named executive officers were eligible to receive equity-based awards granted under the 2020 Long Term Incentive Plan, as more fully described in Note 7 to the Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference. The Company granted all equity-based awards in January of 2024 and 2023 under the 2020 Long Term Incentive Plan, with a price that is at the fair market value of the Company’s Common Stock as of the date of grant. The equity awards granted in January 2023 were made in connection with each named executive officer’s efforts and performance in fiscal year 2022 and are included in the summary compensation table above based on year of grant. The equity awards granted in January 2024 were made in connection with each named executive officer’s efforts and performance in fiscal year 2023 and will be included in the summary compensation table for next year’s proxy statement. The price for equity award grants is determined by reference to the closing price per share on NASDAQ at the close of business on the date of grant. Other than the 2020 Long Term Incentive Plan, as of December 31, 2023, the Company had not adopted any other equity incentive plans in which the named executive officers or directors may participate. The Compensation Committee makes equity-based awards at regular meetings of the Compensation Committee and sets the effective date at such meetings. The Company also made grants of equity-based incentive awards, including grants of unrestricted stock to directors and restricted stock units to employees subject to vesting, at the discretion of the Compensation Committee.
In determining the number of equity incentives to be granted to officers and the frequency of such grants, the Compensation Committee has considered the individual’s position, scope of responsibility, ability to affect profitability, the individual’s performance and the value of stock awards in relation to other elements of total compensation. In addition, the Compensation Committee has considered the Company’s outperformance when compared to the Company’s peer group and the broader market during the same period.
50% of annual equity-based incentive awards in 2024 were in the form of RSUs and 50% were in the form of PRSUs. RSUs and PRSUs vest in equal amounts over a three-year period. In addition, PRSUs will vest based on the achievement of certain performance requirements. At each vesting date, based on the most recent calendar year, PRSUs will require a “double trigger” that includes (a) calendar year-over-year Tangible Book Value per Share growth; and (b) positive three-year TSR. If both conditions are not met, only 50% of PRSUs will vest for that tranche. As a secondary performance requirement, at each vesting date, Company three-year TSR will be compared to the RUT three-year TSR. If Company three-year TSR underperforms or equals RUT three-year TSR, between 50% and 100% of the tranche will vest based on a sliding scale. If Company three-year TSR exceeds RUT three-year TSR, between 100% and 150% of the tranche will vest based on a sliding scale. All unvested PRSUs shall fully vest upon a Change of Control, subject to the Participant’s continued employment with the Company as of the date of the consummation of such Change of Control. The number of PRSUs subject to accelerated vesting upon a Change of Control is determined by applying the criteria discussed in this paragraph as of the most recent quarter end prior to the Change in Control.

Variable Compensation
As discussed above, a significant majority of named executive officer compensation is variable, given the weighting of performance-based compensation in the form of cash incentives and equity-based awards granted under the 2020 Long Term Incentive Plan. For 2023, variable compensation, or “At-Risk Compensation”, for our named executive officers was as follows:
The Compensation Committee believes that long-term equity or equity-based awards are the strongest link between executive compensation and shareholder interests and therefore comprise the largest component of our named executive officers’ total compensation. The Compensation Committee believes that this compensation mix appropriately aligns the interests of shareholders with the interests of our named executive officers.
Peer Comparison
The Compensation Committee met in December 2023 to discuss the Company’s performance when compared to the 2024 Peer Group. In assessing the Company’s performance, the Compensation Committee evaluated several financial and compensation-related metrics. The financial metrics were selected based on their relative importance to investors, as noted by management throughout the course of investor relations events during 2023. Investor relations events included in person and virtual meetings, conference calls, email correspondence, or campus visits with current institutional investors. The Compensation Committee also considered feedback from analysts who publish research reports about the Company. As a result of this feedback, the Compensation Committee determined that the following financial and compensation-related metrics were appropriate for evaluative purposes in 2023.
Three-Year TSR
Throughout the course of our stewardship engagement efforts in 2023, the most common evaluative measure cited by investors was long-term shareholder value creation. As such, the Compensation Committee believes that TSR and annualized TSR over a trailing three-year period are important indicators of the Company’s performance when compared to the 2024 Peer Group and the broader market. For the purposes of evaluation against a broader market index, the Company believes that the RUT is the most appropriate comparison, as shareholders consulted throughout the course of stewardship engagement in 2023 referenced the RUT as the benchmark when evaluating the Company’s performance. Accordingly, a large number of index related mutual funds who hold the Company’s stock are benchmarked against the RUT.
For the purposes of TSR evaluation, the Company engaged with Institutional Shareholder Services (“ISS”) to provide the appropriate methodology and data. For the purposes of the evaluation, the Compensation Committee looked at a three-year period between October 30, 2020 and October 31, 2023.
Using this methodology, the Compensation Committee found that the Company achieved a 275% total shareholder return for the period, which placed the Company in the 93rd percentile when compared to the 2024 Peer Group. Analysis performed by the Company indicated that the Russell 2000 Index achieved an 8% return over the same period. The Compensation Committee also found that the Company achieved a 55% annualized total shareholder return for the period, compared to 2.6% for the Russell 2000 Index.

3 Year Total Shareholder Return (TSR): WIRE vs. Peer Summary Percentiles

275%
93
Percentile
212%
152%
85%
11%
-13%
WIRE
90th
75th
50th
25th
10th

Diluted Earnings per Share (“EPS”)
Shareholders also cited profitability as a financial metric of focus when discussing their investment in the Company. The Compensation Committee agrees that profitability is an important indicator in the performance of the Company and, as such, believes that Diluted EPS is an appropriate gauge of profitability when comparing the Company to the 2024 Peer Group. For the purposes of the evaluation, the Company compared diluted EPS over a trailing twelve-month (“TTM”) period between September 30, 2023 and September 30, 2022. The Compensation Committee utilized data provided by a third-party financial data vendor for the purposes of this analysis.
The Compensation Committee found that the Company earned $25.79 per diluted share over the period, which placed the Company in the 100th percentile when compared to the 2024 Peer Group.

Net Diluted Earnings Per Share (EPS): WIRE vs. Peer Summary Percentiles
$25.79
100
Percentile
$16.15
$6.04
$4.03
$1.20
$0.64
WIRE
90th
75th
50th
25th
10th

Gross Profit Per Share
Feedback from shareholders and analysts who cover the Company has indicated that gross profit is an important indicator of the financial health and performance of the Company. The Company operates a “spread” business, where the net profitability of the Company is largely determined by the gross profit, or the difference between net revenue and the cost of revenue. Therefore, the Compensation Committee believes that gross profit per share is an appropriate gauge of financial performance when comparing the Company to the 2024 Peer Group. For the purposes of the evaluation, the Company compared gross profit per share over a TTM period between September 30, 2023 and September 30, 2022. The Compensation Committee utilized data provided by a third-party financial data vendor for the purposes of this analysis.
The Compensation Committee found that the Company generated $47.78 in gross profit per share over the period, which placed the Company in the 93rd percentile when compared to the 2024 Peer Group.

Gross Profit Per Share: WIRE vs. Peer Summary Percentiles
$47.78
93
Percentile
$41.26
$23.45
$14.96
$8.99
$4.49
WIRE
90th
75th
50th
25th
10th

Free Cash Flow Per Share
Another financial metric of focus that shareholders cite to the Company is free cash flow. The Company’s ability to generate cash to fund capital expenditures and return capital to shareholders is vital to the outlook for its long-term success. Therefore, the Compensation Committee believes that free cash flow per share is an appropriate gauge of financial performance when comparing the Company to the 2024 Peer Group. For the purposes of the evaluation, the Company compared free cash flow per share over a TTM period between September 30, 2023 and September 30, 2022. The Compensation Committee utilized data provided by a third-party financial data vendor for the purposes of this analysis.

The Compensation Committee found that the Company generated $25.30 in free cash flow per share over the period, which placed the Company in the 100th percentile when compared to the 2024 Peer Group.

Free Cash Flow Per Share: WIRE vs. Peer Summary Percentiles
$25.30
100
Percentile
$19.40
$8.09
$5.68
$1.10
-$0.58
WIRE
90th
75th
50th
25th
10th

Tangible Book Value Per Share
Shareholders and Analysts who cover the Company often cite shareholder equity when discussing valuation of the Company’s shares. Price to book value has been used as a meaningful valuation tool throughout the course of the Company’s history and has served as a reassuring secondary valuation metric during periods of earnings volatility. Therefore, the Compensation Committee believes that tangible book value per share is an appropriate gauge of financial performance when comparing the Company to the 2024 Peer Group. For the purposes of the evaluation, the Company compared tangible book value per share as of September 30, 2023. The Compensation Committee utilized data provided by a third-party financial data vendor for the purposes of this analysis.
The Compensation Committee found that the Company had $109.61 in tangible book value per share as of the evaluation date, which placed the Company in the 100th percentile when compared to the 2024 Peer Group.

Tangible Book Value (TBV) Per Share: WIRE vs. Peer Summary Percentiles

$109.61
100
Percentile
$18.14
$11.47
$9.36
-$2.84
-$11.08
WIRE
90th
75th
50th
25th
10th

Total Named Executive Officer Compensation
The Compensation Committee believes that total named executive officer compensation is the most meaningful metric when comparing the Company’s executive compensation program to the 2024 Peer Group. The Company identifies only two named executive officers in Mr. Jones and Mr. Eckert. Analysis performed by the Compensation Committee indicates that the average number of named executive officers in the 2024 Peer Group is 5.5.
The Compensation Committee believes that Mr. Jones and Mr. Eckert have amply performed the overall duties and responsibilities of larger named executive officer teams at 2024 Peer Group companies. The Compensation Committee further believes that the quantum of total named executive compensation at the Company should be commensurate with the level of the Company’s outperformance when compared to total named executive officer compensation in the 2024 Peer Group.
The Compensation Committee found that the highest paid named executive officer team in the 2024 Peer Group enjoyed a total compensation of  $47.8 million in 2022, compared to $26.7 million for the Company for the same period.
Operational Considerations
As part of the compensation setting process for 2023, the Compensation Committee discussed and evaluated several operational factors when considering the overall performance of the Company.
Shares Repurchased
Feedback garnered through stewardship engagement in 2023 was consistently and ardently supportive of share repurchases. The Company believes that share repurchases are an effective way to return capital to shareholders. Share repurchases reduce shares outstanding, improve per share financial metrics, and provide support for share price. The Company believes its share repurchase programs directly align with the interests of shareholders by bolstering long-term shareholder value creation.
In 2023, the Company repurchased 2,661,792 shares at an average price of  $172.87, for a shareholder capital return of  $460,155,012. In 2022, the Company repurchased 2,055,470 shares at an average price of  $120.47, for a shareholder capital return of  $247,625,131. Since February 2020, the Company has repurchased 5,634,069 shares, or approximately 25% of total shares outstanding, at an average price of $136.98, for a shareholder capital return of  $771,737,274.
The Compensation Committee found that the Company was able to increase the amount of capital returned to shareholders through its share repurchase programs by 83% in 2023 when compared to

2022. The Compensation Committee believes that the ability of the Company to return a large quantum of capital to shareholders should weigh positively when considering variable compensation for its named executive officers.
Navigating Margin Abatement
The Company operates a “spread” business, where the net profitability of the Company is largely determined by gross profit, or the difference between net revenue and the cost of revenue. The ratio of gross profit to net revenue, or gross margin, is a widely monitored and evaluated financial metric by shareholders of the Company. Beginning in 2021, gross margin generated by the Company began to increase meaningfully due to the general inability of its industry to deliver finished goods in a timely manner.
The Company has stated publicly that it believes that the level of gross margin generated since 2021 would gradually abate over time and settle at a level that should be higher than pre-COVID gross margin levels. The Company has undertaken a comprehensive reinvestment plan to deploy capital expenditures focused on reducing costs and improving our service model, deepening vertical integration, driving efficiencies, and enhancing customer service. These investments have been strategically planned to help cushion gross margin abatement and to help raise the floor for sustainable levels of future gross profit.
As part of its efforts to help protect gross margin, the Company must also manage its sales process to maximize profitability. The Company seeks to actively protect gross margin while optimizing unit volume shipped and therefore makes sales decisions on a case-by-case basis. The Company must weigh the merits of each individual order against its desire to maximize profitability and earnings.
The Compensation Committee believes that the actions taken by the Company to protect gross margin have helped to decelerate its abatement and increase the floor for future gross profit levels. The Compensation Committee further believes that the capital expenditure plan undertaken by the Company has widened its competitive moat and helped to increase its potential for incremental future long-term shareholder value creation. The Compensation Committee believes that these factors should weigh positively when considering variable compensation for named executive officers in 2023 and beyond.
Unit Volume Growth
The Company has formulated and executed a comprehensive reinvestment plan to deploy capital expenditures with the goal of cutting costs, increasing vertical integration, improving efficiencies, and enhancing customer service. In 2021, the Company completed construction on a modern service center to provide best-in-class order customization and logistics capabilities to its customer service offering. In 2022, the Company opened Plant 7, which added approximately 400,000 square feet of incremental manufacturing capacity. These investments, coupled with other incremental investments designed to improve capacity and efficiency, have allowed the Company to grow unit volume and capture market share.
Copper and Aluminum pounds shipped in third quarter of 2023 increased by 21% and 96%, respectively, when compared to the third quarter of 2019. For the full fiscal year ended December 31, 2023, total pounds shipped increased by 5.3% when compared to fiscal year 2022. The Compensation Committee believes that this profitable unit volume growth should weigh positively when considering variable compensation for named executive officers in 2023.
XLPE Manufacturing Facility
In 2022, the Company began construction on a new, state of the art, cross-link polyethylene (XLPE) compounding facility to deepen vertical integration related to wire and cable insulation. XLPE insulation is used in many applications including Data Centers, Oil and Gas, Transit, Waste-Water Treatment facilities, Utilities, and Wind and Solar applications. The Company believes that the ability to manufacture its own XLPE insulation will help to reduce costs, increase quality control, and reduce reliance on external supply chain components. The Compensation Committee believes that these factors should weigh positively when considering variable compensation components for named executive officers in 2023 and beyond.
Environmental, Social and Governance (“ESG”)
In 2021, the Company began to scrutinize its Environmental, Social, and Governance efforts by formalizing long-standing internal policies and increasing transparency into its sustainability efforts. In August 2021, following the publication of the Company’s first Global Human and Labor Rights Policy, the Board of Directors established a Sustainability Committee to formalize its oversight of the Company’s environmental and social strategy, risks, and risk mitigation. The Company subsequently published its inaugural Global Environmental and Occupational Health and Safety Policies in 2021.
In 2022, the Company formally engaged in a long-term partnership with a Fortune 500 engineering company to help formulate and execute a comprehensive ESG strategy as part of a broader, company-wide sustainability platform. This collaboration resulted in the publication of the Company’s inaugural 2022 ESG report in March 2023, which summarized its sustainability efforts to date and formalized commitments for the future.
The Company has begun to successfully execute upon this strategy, as discussed in the 2023 ESG report to be published in March 2024, which can be found in the Sustainability section of our website at www.encorewire.com. The Compensation Committee believes that the progress shown under the Company’s expanding sustainability initiatives should weigh positively when considering variable compensation components for named executive officers in 2023 and beyond.
Individual Performance Considerations
As part of the compensation setting process for 2023, the Compensation Committee discussed and evaluated the following factors when considering the individual performance of our named executive officers.
Daniel L. Jones
In making qualitative compensation decisions with respect to Mr. Jones’s 2024 base salary level and 2023 cash and equity-based incentives, the Committee considered the following:
•
Mr. Jones is a veteran executive in the wire and cable industry, who performed exceptionally well in leading the Company through significant challenges in 2023 as well as over the past several years. Under his leadership the Company continues to outperform its peer group as well as the broader market. He led the team in achieving operating improvements across campus and delivered exceptional financial results, while overseeing multiple significant capital project expansions in 2023. The XLPE facility opened on time and ongoing capital projects continue to progress on schedule. Other key accomplishments in 2023 include the continued successful gradual abatement of margins despite significant competition in the market for our products, improved service model and increased order fill rates in 2023, the establishment and launch of a “First Pass Success” initiative that further enhanced product quality while reducing scrap levels, the strengthening of relationships with key suppliers, further bolstering the resiliency of our supply chain, improved safety metrics over the prior year through increased training and supervision, and improved employee retention by over 40% compared to 2022 levels. During 2023, the Company significantly outperformed its peer group, delivering three-year TSR of 275%. Continued strong free cash flow in 2023 resulted in the return of capital to shareholders of over $460 million through share repurchases during the year. As we look to the future, Mr. Jones and our executive team will be instrumental in effectively executing our significant capital expansion plans to ensure we pursue the growth needed to support these investments, while maintaining the level of service our customers expect from Encore.
•
Mr. Jones performed his primary business objectives extremely well for 2023, which were to manage the Company’s operations in a cost effective manner, manage the sales team to drive volume growth while balancing the Board’s preference for profit versus volume, manage customer relationships, seek ways to expand the Company’s product offerings, help to ensure that the Company complies with regulatory requirements and meets related deadlines, manage risk and protect the Company’s strong balance sheet while driving earnings growth in a difficult industry environment during 2023.

Bret J. Eckert
In making qualitative compensation decisions with respect to Mr. Eckert’s 2024 base salary level and 2023 cash and equity-based incentives, the Committee considered the following:
•
Mr. Eckert is a veteran executive leader of public companies who performed exceptionally well again in 2023. Mr. Eckert was promoted in December 2022 to the position of Executive Vice President to properly reflect his expanded leadership role, his importance to the Company, and to formalize the organizational hierarchy that has evolved since he joined Encore Wire. Under his leadership the Company continues to outperform its peer group as well as the broader market. He led the team in achieving operating improvements across campus and delivered exceptional financial results, while overseeing multiple significant capital project expansions in 2023. The XLPE facility opened on time and ongoing capital projects continue to progress on schedule. Other key accomplishments in 2023 include the continued successful gradual abatement of margins despite significant competition in the market for our products, improved service model and increased order fill rates in 2023, the establishment and launch of a “First Pass Success” initiative that further enhanced product quality while reducing scrap levels, the strengthening of relationships with key suppliers, further bolstering the resiliency of our supply chain, improved safety metrics over the prior year through increased training and supervision, and improved employee retention by over 40% compared to 2022 levels. During 2023, the Company significantly outperformed its peer group, delivering three-year TSR of 275%. Continued strong free cash flow in 2023 resulted in the return of capital to shareholders of over $460 million through share repurchases during the year. Operationally, Mr. Eckert leveraged existing capacity to capture volume growth in 2023 while driving continued profitability. Mr. Eckert leads all of our procurement efforts, ensuring raw material sourcing remained strong in 2023, while deepening supplier relationships to handle future growth opportunities. As we look to the future, Mr. Eckert, along with Mr. Jones, will be instrumental in effectively executing our significant capital expansion plans to ensure we pursue the growth needed to support these investments, while maintaining the level of service our customers expect from Encore.

•
Mr. Eckert performed his primary business objectives extremely well for 2023, which were to manage the Company’s finances, lead investor engagement initiatives, oversee capital expenditure projects, oversee the Company’s sustainability efforts under the guidance of the Sustainability Committee, manage the Company’s operations in a cost effective manner, manage the legal team and help to ensure that the Company complies with regulatory requirements and meets related deadlines, and manage risk and protect the Company’s strong balance sheet while driving earnings growth in a difficult industry environment during 2023.
Additional Considerations
As part of the compensation setting process for 2023, the Compensation Committee discussed and evaluated the following additional considerations.
Importance of Individual Named Executive Officers to the Company
The Compensation Committee takes into consideration the importance of named executive officers to the Company when making qualitative decisions regarding variable compensation. The Compensation Committee believes that each named executive officer’s respective importance to the Company relates to the ease with which he could be adequately replaced, as well as to his overall contribution to the value of the company. The Compensation Committee further evaluates the relative skill and experience levels of its named executive officers, as well as the strength of their relationships with vital suppliers, customers, and vendors. The Compensation Committee also evaluates the performance of the employees reporting to the Company’s named executive officers as an assessment of their leadership skills. In 2023, the Compensation Committee found that both named executive officers were vital to the Company’s operational, financial, and share performance. Moreover, the Compensation Committee believes that both of its named executive officers would be extremely difficult to replace, given their respective experience, skills, business relationships, and leadership qualities. The Compensation Committee believes that these factors should weigh positively when considering variable compensation components for named executive officers in 2023 and beyond.
2023 Compensation
This section describes the compensation decisions that the Compensation Committee made with respect to the named executive officers for 2023.
Executive Summary
In 2023 and in the first quarter of 2024, we continued to apply the compensation philosophy and compensation setting process described above in determining fixed and variable compensation components for our named executive officers. In summary, the compensation decisions made for 2023 for the named executive officers were as follows:
Total Quantum of Pay
•
Total Quantum of Pay for our named executive officer team, comprised of Mr. Jones and Mr. Eckert, for 2023 was $39,204,250. Total Quantum of Pay includes Base Salary for 2023, Annual Cash Incentive awards for 2023, and RSUs awarded on January 15, 2023.

Fixed Compensation
•
We raised the base salary for Mr. Jones to $1,500,000 for 2024 from $1,200,000 for 2023, and the base salary for Mr. Eckert to $775,000 for fiscal year 2024 from $625,000 for fiscal 2023; and

Variable Compensation
•
We awarded cash incentive bonus payments to the named executive officers in the amount of $7,500,000 to Mr. Jones and $3,750,000 to Mr. Eckert in the fourth quarter of 2023 as compensation for performance in fiscal year 2023;

•
We granted 50,000 RSUs subject to time-based vesting to Mr. Jones and 37,500 RSUs to Mr. Eckert in the first quarter of 2024 as compensation for performance in fiscal year 2023; and

•
We granted 50,000 PRSUs subject to performance-based vesting to Mr. Jones and 37,500 PRSUs to Mr. Eckert in the first quarter of 2024 as compensation for performance in fiscal year 2023.

Analysis
The Compensation Committee considers numerous factors when evaluating compensation components for named executive officers, including the Company’s financial and operational performance, individual named executive officer performance, and the importance of each named executive officer to the Company. The following analysis discusses the decisions made by the Compensation Committee for its named executive officers.
Total Quantum of Pay
As discussed in the Total Named Executive Officer Compensation subsection on Page 31, the Compensation Committee believes that total named executive officer compensation is the most meaningful metric when comparing the Company’s executive compensation program to the 2024 Peer Group. The Company identifies only two named executive officers in Mr. Jones and Mr. Eckert. Analysis performed by the Compensation Committee indicates that the average number of named executive officers in the 2024 Peer group is 5.5.
The Compensation Committee further believes that the quantum of total named executive compensation at the Company should be commensurate with the level of the Company’s performance when compared to total named executive officer compensation in the 2024 Peer Group. The Compensation Committee found that the highest paid named executive officer team in the 2024 Peer Group earned a total compensation of  $47.8 million in 2022, compared to $26.7 million for the Company for the same period.
Analysis performed by the Compensation Committee indicated that the Company’s financial performance was at or near the top of the 2024 Peer Group for the performance metrics analyzed:
•
Three year TSR of 275% placed the company in the 93rd percentile

•
TTM Diluted EPS of  $25.79 placed the company in the 100th percentile

•
TTM Gross Profit per Share of  $47.78 placed the company in the 93rd percentile

•
TTM Free Cash Flow per Share of  $25.30 placed the company in the 100th percentile

•
Tangible Book Value per Share of  $109.61 placed the company in the 100th percentile

The Compensation Committee also considered its evaluation of operational and individual named executive officer performance, as well as an evaluation of the importance of our named executive officers to the Company.
Following this analysis, the Compensation Committee determined that the total quantum of pay for its named executive officers in 2023 should be at or near the top of the 2024 Peer Group.
Base Salary
The payment of a base salary is intended to provide a stable, fixed amount of income to our named executive officers for their day-to-day job performance. However, the amount of base salary paid to each named executive officer is a determinant of other elements of compensation. The Compensation Committee reviews base salaries annually. Annual salary adjustments are not automatic or guaranteed, but rather based on the Compensation Committee’s evaluation of the performance of each named executive officer, the value of the individual in the position to the Company relative to other positions and their level of experience, as well as current economic conditions.
The Compensation Committee has historically kept base salaries at competitive levels while trying to incentivize our executives with strong annual cash and equity-based incentives that allow the executives to have significant upside when the Company performs well. In 2022, base salary represented 6.3% of overall compensation for Mr. Jones and 5.0% for Mr. Eckert. Other factors that influence base salary include comparisons to base salaries of named executive officers at Peer Group companies, as well as historical base salaries for the Company’s named executive officers.
In making base salary decisions for 2024, the Compensation Committee considered the financial and operational performance of the Company, as well as the individual performance of our named executive officers. The Compensation Committee also considered the total quantum of pay in 2023 and the historical proportion of base salary to total compensation.
As such, the Compensation Committee decided to raise the base salary for Mr. Jones to $1,500,000 for 2024 from $1,200,000 for 2023, and the base salary for Mr. Eckert to $775,000 for fiscal year 2024 from $625,000 for fiscal 2023.
Annual Cash Incentive
Annual cash incentives are subject to annual review and awarded based on performance during the calendar year. Annual cash incentive awards are not guaranteed, may change significantly from prior awards, or not be awarded at all, depending on performance. Therefore, annual cash incentive awards may be highly variable and are considered “At-Risk Compensation”. Annual cash incentives awarded to each named executive officer may not exceed a multiple of 7.5x of his appropriate base salary. Additionally, the Compensation Committee has included a requirement that the Company’s Tangible Book Value per Share must have increased over the prior calendar year or annual cash incentives will be capped at 50% of the annual cash incentive awarded in the prior calendar year.
When considering annual cash incentive payments, the Compensation Committee considers an equal 50% weighting between (a) individual named executive officer performance and contributions to the Company over the most recent calendar year; and (b) Company performance when compared to the 2024 Peer Group. The Compensation Committee found that both individual named executive officer performance and Company performance when compared to the 2024 Peer Group was exemplary in 2023, as discussed beginning on Page 27 in the Peer Comparison section.
The Compensation Committee also considered the ratio of annual cash incentive to total compensation. In 2022, annual cash incentive represented 35% of total compensation for Mr. Jones and 30% of total compensation for Mr. Eckert.
As such, the Compensation Committee awarded cash incentive bonus payments to the named executive officers in the amount of  $7,500,000 to Mr. Jones and $3,750,000 to Mr. Eckert in the fourth quarter of 2023 as compensation for performance in fiscal year 2023. These payments represented a base salary multiple of 6.3x for Mr. Jones and 6.0x for Mr. Eckert, as well as a cash incentive to total pay ratio of 31.7% for Mr. Jones and 24.1% for Mr. Eckert.
Annual Equity-based Incentive
Annual equity-based incentives are subject to annual review and awarded based on performance during the calendar year. Named executive officers are eligible to receive RSU and PRSU grants under the 2020 Long Term Incentive Plan. The Company granted all equity-based awards in 2024 and 2023 under the 2020 Long Term Incentive Plan, with a price that is at the fair market value of the Company’s Common Stock as of the date of grant. The equity-based awards granted in January 2023 were made in connection with each named executive officer’s efforts and performance in fiscal year 2022 and are included in the summary compensation table included in this year’s Proxy Statement. The equity awards granted in January 2024 were made in connection with each named executive officer’s efforts and performance in fiscal year 2023 and will be included in the summary compensation table for next year’s proxy statement. The price for equity award grants is determined by reference to the closing price per share on NASDAQ at the close of business on the date of grant.
The Compensation Committee believes that the majority of the Company’s named executive officer compensation should be in the form of annual equity-based incentives. In 2023, annual equity-based incentive represented 63.2% of total compensation for Mr. Jones and 71.9% of total compensation for Mr. Eckert. The 2020 Long Term Incentive Plan enables the Company to award time and performance based incentives that align the interests of named executive officers with those of the shareholders of the Company, motivate long-term shareholder value creation, reward named executive officers for recent achievements, and retain named executive officers who will contribute to the Company’s long-term success.
In determining the number of equity-based incentives to be granted to officers and the frequency of such grants, the Compensation Committee has considered the individual’s position, scope of responsibility, ability to affect profitability, the individual’s performance and the value of stock awards as a percentage of total named executive officer compensation. In addition, the Compensation Committee has considered the Company’s performance when compared to the 2024 Peer Group and the broader market during the same period.
As such, the Compensation Committee granted 50,000 RSUs to Mr. Jones and 37,500 RSUs to Mr. Eckert in the first quarter of 2024 as compensation for performance in fiscal year 2023. The Committee also granted 50,000 PRSUs to Mr. Jones and 37,500 PRSUs to Mr. Eckert in the first quarter of 2024 as compensation for performance in fiscal year 2023.
Director and Executive Officer Stock Ownership Guidelines
The Board expects all directors and executive officers to display confidence in the Company by ownership of a significant amount of stock, to further align their interests with those of our stockholders. The Company has established stock ownership guidelines applicable to our directors and executive officers under which each director and executive officer must maintain the following stock ownership based on the multiple of annual cash retainer or annual base salary, as the case may be, set forth opposite such person’s position:
Position	Multiple of Annual Cash Retainer or Annual Base Salary
Non-Employee Director	5x
Chief Executive Officer	6x
Other Executive Officers	5x
Each director and executive officer has five (5) years from the later of  (a) becoming a member of the Board or election as an executive officer, as the case maybe, and (b) the adoption of these Guidelines by the Board to accumulate sufficient equity and achieve the ownership required by these guidelines, after which time the Board shall have discretion to address situations where a director or executive officer has not maintained the ownership required by these guidelines.
The Nominating and Corporate Governance Committee shall periodically assess each director’s compliance with these guidelines, and the Compensation Committee shall periodically assess each executive officer’s compliance with these guidelines. For purposes of measuring compliance with these guidelines, all shares of common stock held by a director or executive officer shall be valued at the greater of  (a) the purchase price of such shares or (b) the latest closing price of the common stock on the NASDAQ Global Select Market or other exchange on which the common stock may be subsequently listed.
The Board recognizes that exceptions to these guidelines may be necessary or appropriate in individual cases and may approve such exceptions from time to time.
A current copy of the Company’s Director and Executive Officer Stock Ownership Guidelines is available under the “Investors” section of the Company’s website at www.encorewire.com. As of March 13, 2024, all of the Company’s directors and executive officers were in compliance with the requirements of the Company’s stock ownership guidelines.

Perquisites and Other Personal Benefits Compensation
The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for senior management positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the named executive officers’ 401(k) accounts, the value of certain life insurance benefits, the value of personal use of Company vehicles, and country club memberships. The named executive officers did not receive any other perquisites or other personal benefits or property.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments, including its 2020 Long Term Incentive Plan in accordance with the requirements of FASB ASC Topic 718 (formerly known as FASB Statement 123(R)).
Tax Deductibility
Section 162(m) of the Internal Revenue Code places a limit of  $1 million on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer, its Chief Financial Officer and each of the other three most highly compensated executive officers. Pursuant to tax law changes effective in 2018, the Company’s Chief Financial Officer is included in the executives whose compensation is subject to the limit imposed by Section 162(m), and the exception to Section 162(m)’s $1 million limit for “performance-based compensation” has been eliminated, with the result that, except for “grandfathered” amounts, all taxable compensation paid to the Company’s Chief Executive Officer and Chief Financial Officer is subject to the $1 million limit on deductibility. “Grandfathered” amounts that qualify as performance-based compensation under prior law should include stock options granted under the 2010 Stock Option Plan prior to November 2, 2017, so long as such options are not materially modified in the future. Although the Compensation Committee considers tax deductibility in designing and implementing its compensation program, the Compensation Committee does not limit itself to compensating our officers in a manner that qualifies for such tax deductibility, and retains the discretion to authorize awards or payments that might not be tax deductible if it believes they are in the best interest of the Company and its stockholders.
Advisory Vote on Executive Compensation
At the 2023 Annual Meeting, the Company received 69.93% shareholder support for approval, on an advisory basis, of compensation paid to the Company’s named executive officers. Historically, the Company has enjoyed broad support for its executive compensation program, including in 2022, when it received more than 94% support from shareholders. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.
Reasonableness of Compensation
The Committee reviews the risks and rewards associated with the Company’s compensation programs. The programs are designed with features that the Committee believes mitigate risk without diminishing the incentive nature of the compensation. Our compensation programs encourage and reward prudent business judgment and appropriate risk taking over both the short term and the long term.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has submitted the following report for inclusion in this proxy statement:
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Exchange Act, that incorporates future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings. The foregoing report is provided by the following directors, who constitute the Committee:
Compensation Committee:
John H. Wilson (Chair)
Scott D. Weaver
William R. Thomas
Gina A. Norris
W. Kelvin Walker
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each named executive officer for the years ended December 31, 2023, 2022, and 2021. The Company has not entered into any employment agreements or severance agreements with any of the named executive officers.
Summary Compensation Table
Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Daniel L. Jones Chairman, President and Chief Executive Officer	2023	$1,200,000	$7,500,000	$14,931,000	$97,235(2)	$23,728,235
	2022	1,050,000	6,000,000	9,651,750	67,837	16,769,587
	2021	1,000,000	3,500,000	3,055,500	30,973	7,586,473
Bret J. Eckert Executive Vice President and Chief Financial Officer	2023	$625,000	$3,750,000	$11,198,250	$48,006(3)	$15,621,256
	2022	500,000	3,000,000	6,434,500	41,551	9,976,051
	2021	475,000	1,750,000	1,527,750	25,535	3,778,285

(1)
The amounts in the column entitled “Stock Awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 2020 Long Term Incentive Plan. Assumptions used in the calculation of this amount are included in Note 7 to the Company’s audited financial statements for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2024.

(2)
The amounts in the column entitled “All Other Compensation” include:

•
$13,200 in matching contributions by the Company to Mr. Jones pursuant to the Company’s 401(k) Plan.

•
$20,061 attributable to the personal use of a Company-provided automobile by Mr. Jones.

•
$54,519 attributable to the personal use of a Company country club membership by Mr. Jones.

•
$168 attributable to life insurance benefits provided by the Company for Mr. Jones pursuant to the Company’s Life Insurance Plan.

•
$9,287 attributable to dividend or dividend equivalent payments made to Mr. Jones.

(3)
The amounts in the column entitled “All Other Compensation” include:

•
$13,200 in matching contributions by the Company to Mr. Eckert pursuant to the Company’s 401(k) Plan.

•
$30,452 attributable to the personal use of a Company country club membership by Mr. Eckert.

•
$168 attributable to life insurance benefits provided by the Company for Mr. Eckert pursuant to the Company’s Life Insurance Plan.

•
$4,186 attributable to dividend or dividend equivalent payments made to Mr. Eckert.

Grants of Plan-Based Awards during 2023
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value Of Stock Awards ($)(1)
Daniel L. Jones	1/15/2023	100,000	$14,931,000
Bret J. Eckert	1/15/2023	75,000	$11,198,250

(1)
The amounts in the column entitled “Grant Date Fair Value of Stock Awards” are the grant date fair value of stock awards, calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at December 31, 2023
	Option Awards				Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)
Daniel L. Jones	20,000	—	$51.63	2/24/2024	16,667(1)	$3,560,071
	20,000	—	$31.62	1/15/2025	50,000(2)	10,680,000
	30,000	—	$34.79	1/15/2026	100,000(3)	21,360,000
	30,000	—	$41.95	1/17/2027
	45,000	—	$51.05	1/16/2028
Bret J. Eckert					4,000(4)	$854,400
					2,000(5)	427,200
					8,334(6)	1,780,142
					33,334(7)	7,120,142
					75,000(8)	16,020,000

(1)
Restricted stock units vest in three equal annual installments of 16,667 units each, with the first units vesting on January 15, 2022.

(2)
Restricted stock units vest in three equal annual installments of 25,000 units each, with the first units vesting on January 15, 2023.

(3)
Restricted stock units vest in three equal annual installments of 33,333 units each, with the first units vesting on January 15, 2024.

(4)
Restricted stock awards vest in five equal annual installments of 4,000 shares each, with the first shares vesting on September 12, 2020.

(5)
Restricted stock awards vest in five equal annual installments of 1,000 shares each, with the first shares vesting on January 15, 2021.

(6)
Restricted stock units vest in three equal annual installments of 8,334 units each, with the first units vesting on January 15, 2022.

(7)
Restricted stock units vest in three equal annual installments of 16,667 units each, with the first units vesting on January 15, 2023.

(8)
Restricted stock units vest in three equal annual installments of 25,000 units each, with the first units vesting on January 15, 2024.

Options Exercises and Stock Vested Table
The following table lists the stock options exercised by, and stock awards vested to, our Named Executive Officers in the fiscal year ended December 31, 2023.
	Option Awards		Stock Awards
Name	Number Of Shares Acquired On Exercise (#)	Value Realized Upon Exercise ($)	Number Of Shares Acquired On Vesting (#)	Value Realized Upon Vesting ($)(1)
Daniel L. Jones	—	$—	56,667	$8,867,030
Bret J. Eckert	—	$—	29,999	$4,549,671

(1)
The amounts in the column entitled “Value Realized Upon Vesting” represent the fair market value of the shares of our common stock on the vesting date of each Named Executive Officer’s outstanding restricted stock awards or the last trading day preceding the vesting date.

Pay Ratio Disclosure
Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the median employee (other than the CEO) to the total annual compensation of the principal executive officer. As the Company’s Chief Executive Officer (“CEO”), Mr. Jones is the Company’s principal executive officer. As reflected in the foregoing Summary Compensation Table contained within this proxy statement, Mr. Jones’s total compensation for 2023 was $23,728,235. The annual total compensation of the median employee (other than the CEO) for 2023 was $71,471, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, consistent with how the Company calculated the total annual median employee for the year ended December 31, 2022. We identified the median employee (other than the CEO) by using the payroll records as of December 31, 2023. We annualized the compensation for all full-time employees that were on the payroll as of December 31, 2023. The ratio of our CEO’s pay to the pay of our median employee for 2023 is 332 to 1.
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company.
Year	Summary Compensation Table Total For PEO(1)	Compensation Actually Paid To PEO(2)	Average Summary Compensation Table Total For Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid To Non-PEO Named Executive Officers(4)	Value of initial fixed $100 investment based on:		Net Income (Millions)	Diluted Earnings Per Share(7)
					Total Shareholder Return (“TSR”)(5)	Peer Group TSR(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
2023	$23,728,235	$36,394,092	$15,621,256	$24,490,689	$373.53	$238.00	$372.4	$21.62
2022	16,769,587	16,636,811	9,976,051	10,064,267	240.46	198.33	717.8	36.91
2021	7,586,473	15,210,568	3,778,285	7,246,375	250.01	215.52	541.4	26.22
2020	3,241,853	3,391,481	1,309,793	1,334,943	105.74	158.62	76.1	3.68

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Daniel L. Jones, our Chairman, President and Chief Executive Officer for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (c) represent the amount of  “compensation actually paid” to Mr. Jones, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jones during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jones’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total For PEO	Reported Value Of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid To PEO
	($)	($)	($)	($)
2023	$23,728,235	$(14,931,000)	$27,596,857	$36,394,092
2022	16,769,587	(9,651,750)	9,518,974	16,636,811
2021	7,586,473	(3,055,500)	10,679,595	15,210,568
2020	3,241,853	(883,500)	1,033,128	3,391,481

(a)
The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value Of Outstanding And Unvested Equity Awards Granted In The Year	Year Over Year Change In Fair Value Of Outstanding And Unvested Equity Awards Granted In Prior Years	Fair Value As Of Vesting Date Of Equity Awards Granted And Vested In The Year	Year Over Year Change In Fair Value Of Equity Awards Granted In Prior Years That Vested In The Year	Fair Value At The End Of The Prior Year Of Equity Awards That Failed To Meet Vesting Conditions In The Year	Value Of Dividends Or Other Earnings Paid On Stock Or Option Awards Not Otherwise Reflected In Fair Value Or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2023	$21,360,000	$5,069,359	$—	$1,167,498	$—	$—	$27,596,857
2022	10,317,000	(271,550)	—	(526,476)	—	—	9,518,974
2021	7,155,000	3,509,550	—	15,045	—	—	10,679,595
2020	908,550	88,830	—	35,748	—	—	1,033,128

(3)
The dollar amounts reported in column (d) are the amounts of total compensation reported for Bret J. Eckert, our Executive Vice President and Chief Financial Officer for each corresponding year in the “Total” column of the Summary Compensation Table.

(4)
The dollar amounts reported in column (e) represent the amount of  “compensation actually paid” to Mr. Eckert, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eckert during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Eckert’s total compensation for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total For Non-PEO NEOs	Average Reported Value Of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid To Non-PEO NEOs
	($)	($)	($)	($)
2023	$15,621,256	$(11,198,250)	$20,067,683	$24,490,689
2022	9,976,051	(6,434,500)	6,522,716	10,064,267
2021	3,778,285	(1,527,750)	4,995,840	7,246,375
2020	1,309,793	(294,500)	319,650	1,334,943

(a)
The average reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year.

(b)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value Of Outstanding And Unvested Equity Awards Granted In The Year	Year Over Year Change In Fair Value Of Outstanding And Unvested Equity Awards Granted In Prior Year	Fair Value As Of Vesting Date Of Equity Awards Granted And Vested In The Year	Year Over Year Change In Fair Value Of Equity Awards Granted In Prior Years That Vested In The Year	Fair Value At The End Of The Prior Year Of Equity Awards That Failed To Meet Vesting Conditions In The Year	Value Of Dividends Or Other Earnings Paid On Stock Or Option Awards Not Otherwise Reflected In Fair Value Or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2023	$16,020,000	$3,624,675	$—	$423,008	$—	$—	$20,067,683
2022	6,878,000	(153,275)	—	(202,009)	—	—	6,522,716
2021	3,577,500	1,320,480	—	97,860	—	—	4,995,840
2020	302,850	50,720	—	(33,920)	—	—	319,650

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period, and multiplying it by and adding it to the initial $100 investment.

(6)
Cumulative TSR of the peer group is calculated using the same formula as the Company TSR, with the index weighted for market capitalization. The Peer Group is self-determined and consists of the following companies: Barnes Group Inc., Fluor Corporation, Freeport-McMoran Inc., Gates Industrial Corporation Plc, Griffon Corporation, Mueller Industries Inc., Belden Inc., Patrick Industries, Inc., Apogee Enterprises, Inc., Gibraltar Industries, Inc., Atkore Inc., Resideo Technologies Inc., Rush Enterprises Inc., Sunrun Inc., and WESCO International Inc.

(7)
Our designated Company-Selected Measure for 2023 was Diluted EPS.

Relationship Between Compensation Actually Paid and Performance Measures
As detailed in the Pay versus Performance table, for the year ended December 31, 2023 as compared to the year ended December 31, 2022, net income decreased approximately 48% from $717.8 million to $372.4 million and diluted earnings per share decreased approximately 41% from $36.91 to $21.62, while Compensation Actually Paid to the CEO increased 119% from $16,636,811 to $36,394,092 and Compensation Actually Paid to our other NEO increased 143% from $10,064,267 to $24,490,689. As both net income and Compensation Actually Paid to our PEO increased over a four-year period and as both net income and Compensation Actually Paid to our non-PEO NEO increased over a four-year period, there is relative alignment of Compensation Actually Paid with net income.
In addition, for the year ended December 31, 2023, the Company’s total shareholder return was 55% as compared to the total shareholder return of 20% for the Company’s 2024 Peer Group. As the Company’s total shareholder return exceeded that of the Company’s 2024 Peer Group for each of 2023, 2022 and 2021 and as Compensation Actually Paid to our PEO increased over a four-year period and as Compensation Actually Paid to our non-PEO NEO increased over a four-year period, there is relative alignment of Compensation Actually Paid with total shareholder return.

Most Important Financial Performance Measures to Determine Compensation Actually Paid
The following table identifies our most important financial performance measures, which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers in 2023:
Most Important Financial Performance Measures
Diluted EPS
TSR
Net Income
Hedging Policy
The Company’s insider trading policy prohibits each director, officer, employee and consultant of the Company and each entity controlled by any of the foregoing persons from engaging in short sales of the Company’s securities, including a “sale against the box” (a sale with delayed delivery). In addition, it prohibits transactions in publicly traded options of the Company, such as puts, calls and other derivative securities, on an exchange or in any other organized market.
Director Compensation for 2023
Name	Fees Earned Or Paid In Cash ($)	Stock Awards(1)	Total ($)
Gina A. Norris	$60,000	$203,663	$263,663
William R. Thomas	60,000	203,663	263,663
W. Kelvin Walker	60,000	203,663	263,663
Scott D. Weaver	60,000	203,663	263,663
John H. Wilson	60,000	203,663	263,663

(1)
Represents the aggregate grant date fair value of the grant of shares of Company stock calculated in accordance with FASB ASC Topic 718.

Non-employee members of the Board of Directors were paid a fee of  $15,000 per quarter in 2023. In addition, the Company reimburses directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings. In 2023, each non-employee director was also granted 1,250 shares of Company stock pursuant to the 2020 Long Term Incentive Plan.
Potential Payments upon Termination or Change-in-Control
A Change in Control is defined under the 2020 Long Term Incentive Plan as (a) the acquisition by an individual, entity or more than one individual or entity acting as a group, of common stock representing more than 50% of the total fair market value or total voting power of the Company; (b) the acquisition by an individual, entity or more than one individual or entity acting as a group, during a 12-month period, of common stock representing 30% or more of the total voting power of the Company; (c) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) the acquisition by an individual, entity or more than one individual or entity acting as a group, during a 12-month period, of 40% of the assets of the Company.
Upon a Change in Control (as defined in the 2020 Long Term Incentive Plan), the Compensation Committee may, in its discretion, accelerate the vesting of awards, accelerate the exercisability of stock options and stock appreciation rights, redeem awards in exchange for cash payment or other consideration, cancel awards which remain subject to a restricted period for no consideration, or adjust awards as appropriate to reflect the Change in Control (as defined in the 2020 Long Term Incentive Plan), including providing for the substitution, assumption or continuation of the awards by a successor company.

Assuming a Change in Control occurred on December 31, 2023, based on existing award agreements and the closing price of the Common Stock on NASDAQ on December 31, 2023, all outstanding restricted stock and restricted stock unit awards, with values of  $35,600,071 (Mr. Jones) and $26,201,884 (Mr. Eckert), would vest upon a change in control. The actual benefit that a named executive officer may receive upon a Change in Control can only be determined at the time of such Change in Control. Neither named executive officer is entitled to any severance payments or benefits and no unvested stock options are held by our named executive officers.
Pension Benefits and Non-Qualified Deferred Compensation
The Company does not offer any post-employment compensation that would be required to be disclosed on the “Pension Benefits” or “Non-qualified Deferred Compensation” table.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures
The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party, as set forth in the Related Party Transactions Policy adopted by the Board of Directors. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.
To identify related party transactions, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole. Our Code of Business Conduct and Ethics requires all directors, officers and employees who have a conflict of interest to immediately notify their supervisor or our Nominating and Corporate Governance Committee chairperson.
We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. A copy of our Code of Business Conduct and Ethics is available at www.encorewire.com under the “Investors” section.
Related Party Transactions
The Company uses Best H & A Trucking for a minor percentage of its freight services. Best H & A is one of many freight carriers with which the Company does business. Best H & A Trucking is wholly-owned by Mrs. A. Jones, the mother of Daniel L. Jones, a nominee for director and the Company’s Chairman, President and Chief Executive Officer. The Audit Committee of the Board of Directors has approved the continued use of the transportation services of Best H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2023, the Company paid Best H & A Trucking $89,280.40 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.
The Company used Oncor Electric Delivery Company LLC to provide materials and relocate electricity to underground service on our campus. W. Kelvin Walker, a Director since August 2022, currently serves on the board of directors of Oncor Electric Delivery Company LLC, an electricity transmission and distribution company. The Audit Committee of the Board of Directors approved the Company’s use of Oncor Electric Delivery Company LLC. During the year ended December 31, 2023, the Company paid Oncor Electric Delivery Company LLC $488,478.20 for services in connection with relocating electricity underground.

PROPOSAL TWO — APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables the Company’s stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee, which is responsible for administering the Company’s executive compensation policies and practices, values the opinions expressed by stockholders in their vote on this proposal.
As discussed previously in the Compensation Discussion and Analysis section, we believe that the Company’s compensation policies and practices reflect the Company’s belief in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value.
We are asking the Company’s stockholders to indicate their support for the Company’s named executive officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures, is hereby approved.”
The affirmative vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy is required for the approval of this proposal.
Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURES.

PROPOSAL THREE — APPROVAL OF AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION
The Delaware General Corporation Law (“DGCL”) permits Delaware corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances, and the Company’s certificate of incorporation has always included those limitations. That protection did not extend to corporate officers under the DGCL or the Company’s certificate of incorporation. This has resulted in increased litigation and insurance costs for companies, which harms stockholders. Effective August 1, 2022, the Delaware legislature amended the DGCL to correct this inconsistent treatment between directors and officers. The DGCL now allows Delaware corporations to amend their certificates of incorporation, subject to stockholder approval, to limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances.
As provided by the DGCL, if the Company adopts the proposed amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation Amendment”), the Company’s certificate of incorporation will permit officer exculpation only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. The Certificate of Incorporation Amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. These limitations are similar to those already in the Company’s certificate of incorporation for directors. The primary reason to adopt the Certificate of Incorporation Amendment as further described below, is to strike a balance between stockholders’ interest in officer accountability and their interest in the Company being able to reduce litigation and insurance costs associated with frivolous lawsuits and heightened insurance premiums and attract and retain quality officers to work on its behalf.
Rationale for Approval
The Board of Directors believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, the Certificate of Incorporation Amendment would help the Company to attract and retain the most qualified officers and would reduce potential litigation and insurance costs associated with frivolous lawsuits and heightened premiums. The Board of Directors has additionally determined that the proposed provision would not negatively impact stockholder rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board of Directors believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Board determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation as described herein.
Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges. Limiting concern about personal risk for ordinary failures of care (but not loyalty) empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests. It is also possible that insurance premiums for director and officer insurance could be increased for corporations that do not adopt exculpation clauses that limit the personal liability of officers in their governing documents, which could adversely affect the Company, and thereby adversely affect our stockholders.
Adopting the Certificate of Incorporation Amendment would better position the Company to potentially reduce litigation and insurance costs associated with lawsuits (many of which may be frivolous) and heightened premiums, attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Certificate of Incorporation Amendment will also more generally align the protections available to our officers with those already available to our directors. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.
The general description of the Certificate of Incorporation Amendment is qualified in its entirety by reference to the text of the Certificate of Incorporation Amendment, which is provided as Appendix A to this proxy statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL FOUR — APPROVAL OF AMENDMENT TO 2020 LONG TERM INCENTIVE PLAN
The Company’s Board of Directors is asking our shareholders to approve an amendment to the 2020 Long Term Incentive Plan (the “2020 Plan”), adding 1,000,000 additional shares to the current share reserve of the 2020 Plan (the “Amendment”). The Board of Directors adopted the Amendment on March 15, 2024, subject to shareholder approval at the Annual Meeting. No other amendment to the 2020 Plan is proposed. Shareholder approval of the Amendment is required by NASDAQ rules and the current terms of the 2020 Plan. If shareholders approve the Amendment at the Annual Meeting, the Amendment will become effective as of May 7, 2024. If we do not receive shareholder approval, the 2020 Plan will remain in effect without incorporating the terms of the Amendment.
Rationale for Approval
The 2020 Plan was originally adopted by our Board of Directors on February 17, 2020 and approved by our shareholders on May 5, 2020. The purpose of the 2020 Plan is to provide officers, directors, employees and consultants of the Company and its subsidiaries whose initiative and efforts are deemed important to the successful conduct of the Company’s business with incentives to enter into and remain in the service of the Company and its subsidiaries, to acquire a proprietary interest in the success of the Company, to maximize their performance and to enhance the long-term performance of the Company.
The Board of Directors believes that the effective use of stock-based, long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve strong performance in the future. The 2020 Plan is the only plan pursuant to which we can grant such equity awards, and the limited number of shares remaining available under the 2020 Plan restricts our ability to continue to grant future equity awards. As of March 13, 2024, approximately 219,150 shares remained available for future awards under the 2020 Plan. Our average annual shares issued for the past five years is approximately 207,570 shares. Our Board of Directors does not believe that the number of shares of our common stock remaining available for issuance under the 2020 Plan is sufficient to accomplish the aforementioned purposes of our long-term incentive compensation. The Amendment thus will add 1,000,000 shares to the 2020 Plan’s share reserve, by increasing the maximum number of shares available for issuance from 1,000,000 shares to 2,000,000 shares.
Summary of the 2020 Plan as Amended
Material Terms of the 2020 Plan
The following is a summary of the material terms of the 2020 Plan, as amended by the Amendment, and is qualified in its entirety by (i) the full text of the 2020 Plan, a copy of which is attached to the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2020 and (ii) the full text of the Amendment, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated by reference in this proposal. You also may obtain copies of the 2020 Plan and Amendment, free of charge, by writing to the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069, Attention: Corporate Secretary.
Effective Date; Duration of the 2020 Plan
The 2020 Plan became effective upon its approval by our shareholders on May 5, 2020 and will remain in effect until May 5, 2030, unless terminated earlier by the Board or Compensation Committee.
2020 Plan Administration
The 2020 Plan is administered by the Compensation Committee except to the extent the Board elects to administer the 2020 Plan. The Compensation Committee has the authority to, among other things,

interpret the 2020 Plan, determine who will be granted awards under the 2020 Plan, determine the type and number of awards granted under the 2020 Plan, determine the terms and conditions of each award, modify or waive the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the 2020 Plan. The Compensation Committee has the right to delegate to a subcommittee of the Board or any officers of the Company any right granted to the Compensation Committee under the 2020 Plan, except where such delegation would violate state corporate law or result in the loss of an exemption under Rule 16b-3(d)(1).
Eligibility
The Compensation Committee may grant awards to any employee, officer, director or consultant of Company and its affiliates. Only employees are eligible to receive incentive stock options (“ISOs”). Approximately 1,700 employees, officers, and directors are eligible to participate in the 2020 Plan. The NEOs receive awards as described in this proxy statement under the heading “Executive Compensation.”
Shares Available for Awards; Limits on Awards
The 2020 Plan, as amended by the Amendment, authorizes the issuance of up to 2,000,000 shares of common stock with respect to awards under the 2020 Plan. The maximum number of shares of common stock that may be issued pursuant to ISOs under the 2020 Plan, as amended by the Amendment, is 2,000,000 shares.
If any outstanding award expires or is cancelled, forfeited, settled in cash or otherwise terminated without issuance of the full number of shares of common stock to which the award related, then the unissued shares subject to such award will again become available for future grant under the 2020 Plan. Shares tendered in payment of the option exercise price or delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the 2020 Plan.
The maximum number of shares of common stock that may be subject to awards granted under the 2020 Plan to any one person during a calendar year is 100,000 shares. The maximum amount of an award that may be settled only in cash is $2,000,000. Each limitation is multiplied by the number of full years in any performance period established with respect to an award, subject to a maximum of five.
Awards granted to a non-employee director during a calendar year are limited in the aggregate to the greater of 50,000 shares of common stock or a value of  $500,000, in each case multiplied by the number of full years in any performance period established with respect to an award. These limitations are doubled for the first calendar year in which the non-employee director serves on the Board.
The Compensation Committee will make appropriate adjustments to these limits in the event of certain changes in the capitalization of the Company (see “Adjustments Upon Changes in Stock”).
No Repricing or Reload Rights
Except adjustment for certain corporate changes in accordance with the provisions of the 2020 Plan, no option or stock appreciation right may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. Further, no stock option or stock appreciation right that is underwater may be canceled in exchange for a cash payment or for the purpose of granting a replacement award of a different type.
Types of Awards That May Be Granted
Subject to the limits in the 2020 Plan, the Compensation Committee has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the 2020 Plan are: stock options (including both ISOs and nonstatutory options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock awards, dividend equivalents and other stock-based awards and cash awards.
Stock Options
A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonstatutory stock option. ISOs and nonstatutory stock options are taxed differently, as described under “Federal Income Tax Treatment of Awards Under the 2020 Plan.” The exercise price of a stock option may not be less than the greater of (i) the par value per share of common stock or (ii) the fair market value (or in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $42.81. Full payment of the exercise price must be made at the time of such exercise either in cash or in another manner approved by the Compensation Committee.
Stock Appreciation Rights
A SAR is the right to receive the excess of  (i) the fair market value of one share of common stock on the date of exercise over (ii) the grant price of the SAR in cash or common stock as determined by the Compensation Committee. The exercise price of a SAR may not be less than the greater of  (i) the par value per share of common stock or (ii) the fair market value of a share of common stock on the grant date. SARs may be granted alone or in tandem with options.
Restricted Stock
A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Compensation Committee. Restricted stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee may impose. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends upon vesting.
Restricted Stock Units
An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Compensation Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a stockholder. An RSU may be settled in cash or shares of common stock as determined by the Compensation Committee.
Stock Awards
A stock award is an unrestricted share of common stock which may be granted at the discretion of the Compensation Committee as a bonus, as additional compensation, or in lieu of cash compensation any such participant is otherwise entitled to receive.
Dividend Equivalents
A dividend equivalent is a right to receive cash, common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. No dividend equivalent will vest or be payable sooner than the date on which the underlying award has vested.
Cash Awards
A cash award may be granted on a free-standing basis or as an element of, a supplement to, or in lieu of any other award under the 2020 Plan in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.

Performance Awards
A performance award is an award to receive cash, shares of common stock or a combination of both upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. The Compensation Committee may establish the applicable performance goals based on the following business criteria: (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses; (9) net asset value; (10) fair market value of the common stock, share price, share price appreciation, total stockholder return or payments of dividends; (11) achievement of savings from business improvement projects and achievement of capital projects deliverables; (12) working capital or working capital changes; (13) operating profit or net operating profit; (14) internal research or development programs; (15) geographic business expansion; (16) corporate development (including licenses, innovation, research or establishment of third party collaborations); (17) performance against environmental, ethics or sustainability targets; (18) safety performance and/or incident rate; (19) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (20) satisfactory internal or external audits; (21) consummation, implementation or completion of a change in control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (22) regulatory approvals or other regulatory milestones; (23) legal compliance or risk reduction; (24) market share; (25) economic value added; or (26) cost reduction targets.
Vesting
The 2020 Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. Awards that are designated to be settled solely in shares of common stock have a minimum vesting period of one year, subject to a five percent exception and the permitted acceleration of vesting in the event of a participant’s death, disability, retirement, termination of employment, as a result of a change in control or such other events that the Compensation Committee determines.
Adjustments Upon Changes in Stock
In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, change of control, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2020 Plan and any award agreements, the exercise price of options and SARs, the price of common stock, and the maximum number of shares of common stock subject to all awards will be equitably adjusted or substituted, as to the number or price of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.
Change in Control
The 2020 Plan provides that in the event of a change in control, the Compensation Committee may, in its discretion, accelerate the vesting of awards, accelerate the exercisability of stock options and stock appreciation rights, redeem awards in exchange for cash payment or other consideration, cancel awards which remain subject to a restricted period for no consideration, or adjust awards as appropriate to reflect the change in control, including providing for the substitution, assumption or continuation of the awards by a successor company.

A change in control is defined as (a) the acquisition by an individual, entity or more than one individual or entity acting as a group, of common stock representing more than 50% of the total fair market value or total voting power of the Company; (b) the acquisition by an individual, entity or more than one individual or entity acting as a group, during a 12-month period, of common stock representing 30% or more of the total voting power of the Company; (c) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) the acquisition by an individual, entity or more than one individual or entity acting as a group, during a 12-month period, of 40% of the assets of the Company.
Amendment or Termination of the 2020 Plan
The Compensation Committee may amend, alter, suspend, discontinue or terminate the 2020 Plan at any time. However, except in the case of adjustments upon changes in common stock, any amendment or alteration to the 2020 Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Compensation Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which shares of common stock of the Company may then be listed or quoted.
Amendment of Awards
The Compensation Committee may amend the terms of any one or more awards. However, the Compensation Committee may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.
Withholding Taxes
The Company is authorized to deduct all applicable withholding taxes from any award or payment made under the 2020 Plan. The Company may allow the participant to satisfy the tax withholding obligation by delivering cash, common stock (including through previously owned shares, net settlement, broker-assisted sale, or other cashless withholding) or other property.
Clawback and Recoupment
All awards are subject to cancellation, forfeiture or recoupment of previously paid compensation provided under the 2020 Plan or an award agreement in accordance with the Company’s clawback policy.
Federal Income Tax Consequences of Awards
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances. State and local tax consequences may in some cases differ from the federal tax consequences. The following summary of the income tax consequences in respect of the 2020 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards, including the applicability and effect of state, local and foreign laws.
Nonstatutory Stock Options
No income will be recognized by a participant for federal income tax purposes upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonstatutory stock option will be considered compensation subject to withholding at the time the income is recognized. Nonstatutory stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant.

The basis of shares transferred to a participant pursuant to exercise of a nonstatutory stock option is the price paid for the shares plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells shares acquired upon exercise of a nonstatutory stock option, the participant will have capital gain or loss equal to the difference between the basis of the shares and the amount realized on the sale.
ISOs
The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the ISO is exercised.
If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.
If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of  (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. The participant’s additional gain or any loss realized upon disposition will be a capital gain or loss.
SARs
The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.
Restricted Stock
Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.
If the participant makes an election under Section 83(b) of the Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.
RSUs
The grant of an RSU will not result in taxable income to the participant. When the RSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation on shares received will be taxed at capital gains rates.

Performance Awards
There will be no federal income tax consequences to either the participant or the employer upon the grant of a performance award. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in payment of performance awards in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. The employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Stock Awards
The participant will recognize income for federal income tax purposes at the time of the stock award and the employer will be entitled to a corresponding deduction.
Other Incentive Awards
The tax treatment of other incentive awards will depend on the type of award. In general, the participant will be subject to income tax withholding at the time when the ordinary income is recognized. The participant’s employer will be entitled to a tax deduction at the same time and for the same amount.
Section 409A
Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest and penalties. The 2020 Plan and awards granted under the 2020 Plan are intended to be exempt from or to conform to the requirements of Section 409A of the Code, although no guarantees are made that awards will not be subject to taxes, interest and penalties under Section 409A of the Code.
Section 162(m) and Limits on the Company’s Deductions
Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000 per year. The Compensation Committee retains authority to make payments or grant awards under the 2020 Plan that are not fully deductible if, in its sole discretion, such payments are necessary to achieve our compensation objectives and to protect shareholder interests.
Section 280G
If an individual’s rights under the 2020 Plan are accelerated as a result of, or considered contingent on, a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of such rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in both the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and the loss by the Company of a compensation deduction.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2020 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
2020 Plan Benefits
Awards under the amended 2020 Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the 2020 Plan are not determinable at this time. For information regarding equity awards granted to our NEOs during 2023, please refer to the section entitled “Executive Compensation — Summary Compensation Table”. Equity awards granted to our non-employee directors during 2023 are described under “Director Compensation”. For information regarding equity compensation plans approved and not approved by shareholders, please refer to the section entitled “Equity Compensation Plan Information”. As of the close of trading on March 13, 2024, the market value of one share of common stock was $225.54.
Recommendation of the Board of Directors
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2020 PLAN.

PROPOSAL FIVE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since the Company’s inception, has been appointed by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 2024, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2023 and 2022, and fees billed for other services rendered by Ernst & Young LLP during 2023 and 2022:
	2023	2022
Audit Fees(1)	$938,280	$895,055
Tax Fees(2)	—	—
All Other Fees(3)	3,000	2,165
Total	$941,280	$897,220

(1)
Fees and expenses paid to Ernst & Young LLP for the audit of internal control over financial reporting and of the financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.

(2)
Fees and expenses paid to Ernst & Young LLP for tax compliance, tax advice and tax planning.

(3)
Consists of fees for annual access to Ernst & Young LLP online accounting research database.

The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.
The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The fees enumerated above for 2023 were all pre-approved by the Audit Committee. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Stockholder Proposals and Other Deadlines for the 2025 Annual Meeting of Stockholders
The Company contemplates that the 2025 annual meeting of Stockholders of the Company will take place on May 6, 2025. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2025 proxy statement. Under the SEC’s rules and regulations, stockholders interested in submitting proposals in our proxy materials and for presentation at our 2025 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 no later than November 28, 2024 to be eligible for inclusion in our proxy materials; provided that if the 2025 annual meeting of stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.
Alternatively, as more specifically described in the Company’s Third Amended and Restated Bylaws (the “Bylaws”), a stockholder making a nomination for election to the Board of Directors or a proposal of business (other than proposals to be included in our proxy statement and proxy as discussed in the previous paragraph) for our 2025 annual meeting of stockholders must deliver proper notice to the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 not less than 90 and no more than 120 calendar days before the date that is the one year anniversary of the date of the prior year’s annual meeting. As a result, for a stockholder nomination for election to the Board of Directors or a proposal of business to be considered at the 2025 annual meeting of stockholders, it must be properly submitted to the Secretary of the Company no earlier than January 7, 2025, and no later than February 6, 2025. In addition to satisfying the deadline in our Bylaws, a stockholder or group of stockholders who intends to solicit proxies in support of nominees other than our nominees must provide the notice required under Rule 14a-19 under the Exchange Act no later than March 8, 2025.
For each individual that a stockholder proposes to nominate as a director and for each matter of business proposed to be considered, the stockholder must provide notice to the Secretary of the Company within the time limits described above for delivering notice of such stockholder proposal and comply with the information requirements in the Bylaws relating to stockholder nominations and proposals.
Annual Report
The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2023 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (including the financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.
Other Business
At the date of this proxy statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2024 Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Bret J. Eckert,
Executive Vice President and Chief Financial Officer

APPENDIX A
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ENCORE WIRE CORPORATION
Encore Wire Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: The State of Delaware, which is the Corporation’s state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain corporate officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”);
SECOND: That at a meeting of the Board of Directors (the “Board”) of the Corporation the Board adopted resolutions recommending to the Corporation’s stockholders (a) that the seventh Article of the Corporation’s Certificate of Incorporation be amended (the “Proposed Amendment”) to provide for the exculpation of corporate officers consistent with Section 102(b)(7) of the DGCL (as amended), (b) declaring the Proposed Amendment to be advisable and (c) that the Proposed Amendment be considered at the Corporation’s next regularly scheduled annual meeting of stockholders;
THIRD: After giving effect to the Proposed Amendment, the seventh Article of the Corporation’s Certificate of Incorporation shall read as follows:
SEVENTH: To the fullest extent permitted by applicable law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing clause shall not eliminate or limit the liability of a director or officer (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware; or (iv) for any transaction from which such director or officer derived an improper benefit.
Notwithstanding the foregoing provisions of this Article, if the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
Any repeal or amendment of this Article, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of this Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.
FOURTH: Thereafter, pursuant to a resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Proposed Amendment.
FIFTH: The Proposed Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, Encore Wire Corporation has caused this Certificate of Amendment to be signed on its behalf, by Daniel L. Jones, its Chairman, President and Chief Executive Officer, this 7th day of May 2024.
ENCORE WIRE CORPORATION
By:

Name: Daniel L. Jones
Title: Chairman, President and Chief Executive Officer

APPENDIX B
AMENDMENT NO. 1 TO THE
ENCORE WIRE CORPORATION
2020 LONG TERM INCENTIVE PLAN
This AMENDMENT NO. 1 TO THE ENCORE WIRE CORPORATION LONG TERM INCENTIVE PLAN (this “Amendment No. 1”) is made as of March 15, 2024 by ENCORE WIRE CORPORATION (the “Company”). Capitalized terms used herein but not defined herein shall have the meanings specified in the Plan (as defined below).
WHEREAS, the Company maintains the Encore Wire Corporation 2020 Long Term Incentive Plan (the “Plan”); and
WHEREAS, pursuant to Section 10 of the Plan, the Company desires to amend the Plan to increase the number of shares of Stock that are reserved and available for delivery with respect to Awards.
NOW, THEREFORE, the Company amends the Plan as follows:
Section 4(a) of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
4.
Stock Subject to Plan.

(a)   Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 2,000,000 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.
*****
This Amendment No. 1 to the Plan is subject to approval by the shareholders of the Company at a meeting called for such purposes.

ENCORE WIRE CORPORATIONATTN: BRET ECKERT1329 MILLWOOD ROADMCKINNEY, TX 75069 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/06/2024 for shares held directly and by 11:59P.M. ET on 05/02/2024 for shares held in a Plan. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WIRE2024You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/06/2024 for shares held directly and by 11:59 P.M. ET on 05/02/2024 for sharesheld in a Plan. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood,NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SCAN TOVIEW MATERIALS & VOTETo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00 0 00 0 00000632940_1 R1.0.0.6 The Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01) Daniel L. Jones 02) Gina A. Norris 03) William R. Thomas 04) W. Kelvin Walker 05) Scott D. Weaver 06) John H. Wilson The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain2 BOARD PROPOSAL TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVEOFFICERS.3 BOARD PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAWPROVISIONS REGARDING OFFICER EXCULPATION.4 BOARD PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2020 LONG TERM INCENTIVE PLAN (THE "2020 PLAN") TOINCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 2020 PLAN.5 BOARD PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THEYEAR ENDING DECEMBER 31, 2024.NOTE: The above-named attorneys and proxies (or their respective substitutes) are authorized to vote in theirdiscretion upon such other business as may properly come before the meeting or any adjournment or postponementthereof. Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement and 10K Wrap are available at www.proxyvote.com ENCORE WIRE CORPORATIONTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints DANIEL L. JONES and BRET J. ECKERT, and each of them, as the undersigned’sattorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, asdirected on the reverse side, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held ofrecord by the undersigned on March 13, 2024, at the Annual Meeting of Stockholders to be held on May 7, 2024 or anyadjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the Stateof Delaware and applicable federal securities laws.This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If nodirection is made, this proxy will be voted “FOR ALL NOMINEES” for Proposal One, “FOR” Proposal Two, "FOR"Proposal Three, "FOR" Proposal Four, and "FOR" Proposal Five. (Continued and to be signed on the reverse side) 0000632940_2 R1.0.0.6